  Exhibit 10.20

EXECUTION COPY

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of June 11, 2004

among

CGSF FUNDING CORPORATION,

as Seller,

McKESSON CORPORATION,
as Servicer,

THE CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO

and

BANK ONE, NA (MAIN OFFICE CHICAGO),

as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I
PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility	2
Section 1.2 Increases	2
Section 1.3 Decreases	3
Section 1.4 Payment Requirements	3

ARTICLE II
PAYMENTS AND COLLECTIONS

Section 2.1 Payments	3
Section 2.2 Collections Prior to Amortization	4
Section 2.3 Collections Following Amortization	4
Section 2.4 Application of Collections	5
Section 2.5 Payment Rescission	5
Section 2.6 Seller Interest	6
Section 2.7 Clean Up Call	6

ARTICLE III
FUNDING

Section 3.1 General Funding Provisions	6
Section 3.2 Yield Payments	6
Section 3.3 Selection and Continuation of Tranche Periods	6
Section 3.4 Committed Purchaser Discount Rates	7
Section 3.5 Suspension of the LIBO Rate	7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Seller Parties	8
Section 4.2 Committed Purchaser Representations and Warranties	11

ARTICLE V
CONDITIONS OF PURCHASES

Section 5.1 Conditions Precedent to the Effectiveness of this Agreement	12
Section 5.2 Conditions Precedent to All Purchases and Reinvestment	13

ARTICLE VI
COVENANTS

Section 6.1 Affirmative Covenants of the Seller Parties	13
Section 6.2 Negative Covenants of the Seller Parties	20

ARTICLE VII
ADMINISTRATION AND COLLECTION

Section 7.1 Designation of Servicer	22
Section 7.2 Duties of Servicer	22
Section 7.3 Collection Notices	24
Section 7.4 Responsibilities of Seller	24
Section 7.5 Reports	24

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TABLE OF CONTENTS

Page
Section 12.14 Characterization	44
Section 12.15 Amendment and Restatement	44

EXHIBITS

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit II-A	Form of Reduction Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Form of Joinder Agreement

SCHEDULES

Schedule A	Purchaser Groups and Commitments
Schedule B	Documents to Be Delivered to the Managing Agents on or Prior to the Effective Date

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CGSF FUNDING CORPORATION

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

          This Amended and Restated Receivables Purchase Agreement dated as of June 11, 2004 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is among CGSF Funding Corporation, a Delaware corporation (“Seller”), McKesson Corporation, a Delaware corporation (“McKesson”), as initial Servicer (McKesson, together with the Seller, the “Seller Parties” and each a “Seller Party”), the entities from time to time party hereto as Conduit Purchasers (together with their respective successors and assigns hereunder, the “Conduit Purchasers”), the entities from time to time party hereto as Committed Purchasers (together with their respective successors and assigns hereunder, the “Committed Purchasers”), the entities from time to time party hereto as Managing Agents (together with their respective successors and assigns hereunder, the “Managing Agents”), and Bank One, NA (Main Office Chicago) (Bank One”), as collateral agent for the Purchasers hereunder or any successor collateral agent hereunder (together with its successors and assigns hereunder, the “Collateral Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

          WHEREAS, Seller, McKesson, PREFCO, Falcon, Blue Ridge, Liberty Street, Wachovia, Scotia and Bank One are parties to that certain Receivables Purchase Agreement dated as of June 25, 1999 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Original RPA”);

          WHEREAS, subject to the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Original RPA in its entirety;

          WHEREAS, Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time;

          WHEREAS, the Conduit Purchasers may, in their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time;

          WHEREAS, in the event that (i) a Conduit Purchaser declines to make any purchase or (ii) a Purchaser Group does not have a Conduit Purchaser member, the Committed Purchasers that are part of the applicable Purchaser Group shall purchase Purchaser Interests from time to time;

          WHEREAS, Bank One has been requested and is willing to act as Collateral Agent on behalf of the Conduit Purchasers, the Committed Purchasers and the Managing Agents in accordance with the terms hereof;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE ARRANGEMENTS

          Section 1.1 Purchase Facility.

          (a) Upon the terms and subject to the conditions hereof, Seller hereby sells and assigns Purchaser Interests to the Collateral Agent for the benefit of one or more of the Purchasers in all of its Receivables, whether now owned or hereafter arising. In accordance with the terms and conditions set forth herein, each Conduit Purchaser may, at its option, instruct the related Managing Agent (which will instruct the Collateral Agent) to purchase on its behalf through the Collateral Agent, or if (i) such Conduit Purchaser shall decline to purchase or (ii) a Purchaser Group does not have a Conduit Purchaser member, the Collateral Agent shall purchase, on behalf of the applicable Committed Purchasers, Purchaser Interests from time to time in an aggregate amount not to exceed the Purchase Limit, and for each Purchaser Group in an aggregate amount not to exceed the Purchaser Group Limit for such Purchaser Group, during the period from the date hereof to but not including the Facility Termination Date.

          (b) Seller may, upon at least 10 Business Days’ prior written notice to the Collateral Agent and each Managing Agent, terminate in whole or reduce in part, ratably among the Purchaser Groups, the unused portion of the Purchase Limit and the Purchaser Group Limits; provided, that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

          Section 1.2 Increases.

          (a) Seller shall provide each Managing Agent with at least two (2) Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”), provided that only one Business Day’s notice period shall be required in connection with the initial purchase hereunder. Each Purchase Notice shall be subject to Section 5.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $15,000,000 in the aggregate for all Purchasers), date of purchase, the type of Discount Rate (determined in accordance with, and subject to the limitations set forth in, Article III hereof) and Tranche Period; provided, that the Seller may not send more than one (1) Purchase Notice in any one-week period.

          (b) Following receipt of a Purchase Notice, (i) for each Purchaser Group which has a Conduit Purchaser member, the related Managing Agent shall notify such Conduit Purchaser of its receipt of same and determine whether such Conduit Purchaser agrees to make the purchase, and if the applicable Conduit Purchaser declines to make such purchase, the Managing Agent shall notify the Committed Purchasers in such Purchaser Group of its receipt of such Purchase Notice and of the Conduit Purchaser declining to make such purchase and the Incremental Purchase of the Purchaser Interest will be made by such Committed Purchasers and (ii) for each Purchaser Group which does not have a Conduit Purchaser member, the related Managing Agent shall notify the Committed Purchasers in such Purchaser Group of its receipt of such Purchase Notice and the Incremental Purchase of the Purchaser Interest will be made by such Committed Purchasers.

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          (c) Each Incremental Purchase to be made hereunder shall be made ratably among the Purchaser Groups in accordance with their respective Purchaser Group Limits.

          (d) On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article V, each applicable Purchaser shall make available to its related Managing Agent at its address listed beneath its signature on its signature page to this Agreement, for deposit to such account as the Seller designates from time to time, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to such Purchaser’s Pro Rata Share of the Purchaser Interests then being purchased.

          Section 1.3 Decreases. Seller shall provide each Managing Agent with prior written notice in the form set forth as Exhibit II-A hereto (a “Reduction Notice”) of any reduction of Aggregate Capital in conformity with the Required Notice Period. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be applied ratably to reduce the Capital of each Purchaser Group and further applied by each Managing Agent to the Purchaser Interests of the Conduit Purchasers and the Committed Purchasers in the related Purchaser Group in such proportions as may be agreed by such Managing Agent and such Purchasers. Only one (1) Reduction Notice shall be outstanding at any time.

          Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the related Managing Agent, for the account of such Purchaser, at its address listed beneath its signature on its signature page to this Agreement until otherwise notified by such Managing Agent. All computations of Yield (other than Yield calculated using the Base Rate) and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield calculated using the Base Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II
PAYMENTS AND COLLECTIONS

          Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each Managing Agent when due, for the account of the related Purchaser or Purchasers (i) such fees as set forth in the Fee Letter, (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which, subject to the servicing procedures set forth in Article VII, shall be applied to reduce Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (iv) all amounts payable to reduce the Seller Interest, if required, pursuant to Section 2.6, (v) all amounts payable pursuant to Article

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IX, if any, (vi) all Servicer costs and expenses in connection with servicing, administering and collecting the Receivables, including, without limitation, the Servicing Fee, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Managing Agents and the Collateral Agent.

          Section 2.2 Collections Prior to Amortization.

          (a) Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage of Collections evidenced by the Purchaser Interests of each Terminating Committed Purchaser and (ii) Seller hereby requests and the Purchasers (other than any Terminating Committed Purchasers) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Committed Purchasers), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt.

          (b) On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Managing Agents’ respective accounts the amounts set aside since the immediately preceding Settlement Date that have not been applied to pay Yield or subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce due but unpaid Obligations in the order specified in Section 2.4 and second, to reduce the Capital of all Purchaser Interests of Terminating Committed Purchasers, applied ratably to each Terminating Committed Purchaser according to the respective Capital of such Terminating Committed Purchasers. If such Capital and other Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Managing Agents’ respective accounts no later than 12:00 noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date, applied ratably in accordance with the Pro Rata Share of each such Managing Agent’s Purchaser Group and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date.

          Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day. On the Amortization Date and each date thereafter, (i) the Servicer shall remit to the Managing Agents’

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respective accounts, in accordance with the applicable Pro Rata Shares, the amounts set aside pursuant to the preceding sentence, and (ii) each Managing Agent shall apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids due and payable to the related Purchaser Group.

          Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

     first, ratably to the payment of all accrued and unpaid fees under the Fee Letter and all accrued and unpaid Yield;

     second, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, third, to the reimbursement of the Collateral Agent’s and each Managing Agent’s costs of collection and enforcement of this Agreement,

     fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

     fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when the Seller or one of its Affiliates is acting as the Servicer, such costs and expenses, including the Servicing Fee, will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to the Seller.

          Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Collateral Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Collateral Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

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          Section 2.6 Seller Interest. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall immediately pay to the Managing Agents an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

          Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Managing Agents in accordance with the Required Notice Period), at any time following the reduction of the Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Collateral Agent.

ARTICLE III
FUNDING

          Section 3.1 General Funding Provisions. Each Purchaser Interest of the Committed Purchasers shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof, and each Purchaser Interest of the Conduit Purchasers shall accrue Yield for each day during its Tranche Period at the CP Rate in accordance with the terms and conditions hereof; provided, however, that each Purchaser Interest of a Conduit Purchaser which is funded through Pooled Commercial Paper shall accrue Yield at the applicable CP Rate for each day during each Accrual Period that any Capital in respect of such Purchaser Interest is outstanding. Until Seller gives notice to the Managing Agents of another Discount Rate in accordance with Section 3.4, the initial Discount Rate for any Purchaser Interest transferred to the Committed Purchasers pursuant to the terms and conditions hereof shall be the Base Rate. If any Committed Purchaser acquires by assignment from any Conduit Purchaser any Purchaser Interest pursuant to such Conduit Purchaser’s respective Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

          Section 3.2 Yield Payments. On the Settlement Date for each Purchaser Interest, Seller shall pay to each Managing Agent (for the benefit of the applicable Purchasers) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

          Section 3.3 Selection and Continuation of Tranche Periods.

          (a) With consultation from each related Managing Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests (other than Purchaser Interests which are funded through Pooled Commercial Paper, the Tranche Periods for which shall be the same as the Accrual Period); provided, however, that no more than fifteen (15) Tranche Periods shall be outstanding at any one time.

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          (b) Seller may, effective on the last day of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, divide any such Purchaser Interest into multiple Purchaser Interests or combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day (subject to the Conduit Purchasers’ ability to accommodate such division or combination), provided, in no event may a Purchaser Interest of the Conduit Purchasers be combined with a Purchaser Interest of the Committed Purchasers.

          Section 3.4 Committed Purchaser Discount Rates. Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Committed Purchasers. Seller shall by 12:00 noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give each related Managing Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche.

          Section 3.5 Suspension of the LIBO Rate.

          (a) If any Committed Purchaser notifies its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Collateral Agent and shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

          (b) If less than all of the Committed Purchasers give a notice to the Managing Agents pursuant to Section 3.5(a), each Committed Purchaser which gave such a notice shall be obligated, at the request of Seller or such Committed Purchaser’s Managing Agent (on behalf of the related Conduit Purchaser or Conduit Purchasers), to assign all of its rights and obligations hereunder to (i) another Committed Purchaser that is acceptable to such related Conduit Purchaser or Conduit Purchasers or (ii) another funding entity nominated by Seller that is acceptable to such Conduit Purchaser or Conduit Purchasers and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Committed Purchaser; provided that (i) the notifying Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Committed Purchaser’s Pro Rata Share of the Capital and Yield owing to all of the Committed Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Committed Purchasers, and (ii) the replacement Committed Purchaser otherwise satisfies the requirements of Section 11.1(b).

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of Seller Parties. Each Seller Party hereby represents and warrants to the Collateral Agent, the Managing Agents and the Purchasers, as to itself, that:

          (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

          (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Material Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. Except for the Disclosed Matters, there are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

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          (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Collateral Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any Monthly Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Collateral Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified (or, if such information specifies another date, such other date) and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any “margin stock,” as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.

          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to the Collateral Agent for the benefit of the relevant Purchaser or Purchasers (and the Collateral Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Collateral Agent’s (on behalf of the Purchasers) ownership interest in the Receivables, the Related Security and the Collections.

          (k) Places of Business. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the addresses listed on Exhibit III or such other locations of which the Collateral Agent has been notified in accordance with Section 6.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed. Each Seller Party’s Federal Employer Identification

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Number is correctly set forth on Exhibit III. Each Seller Party is organized solely under the laws of the State of Delaware.

          (l) Collections. The conditions and requirements set forth in Section 6.1(j) and Section 7.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV.

          (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that, since December 31, 2003, no event has occurred with respect to the initial Servicer that would have a material adverse effect on its financial condition or operations or its ability to perform its obligations under this Agreement and (ii) Seller represents and warrants that since December 31, 2003, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under this Agreement or (C) the collectibility of the Receivables generally or any material portion of the Receivables; provided, that with respect to each of clause (i) and clause (ii), the insolvency of, or any other event with respect to, any Obligor or Obligors which results in the Eligible Receivables from such Obligor or Obligors ceasing to be Eligible Receivables shall not be deemed to have a Material Adverse Effect so long as (x) immediately after giving effect to such insolvency or event, as applicable, the Net Receivables Balance less the Aggregate Reserves equals or exceeds the Aggregate Capital, and (y) such insolvency or event, as applicable, does not materially adversely affect the ability of the initial Servicer to perform its obligations and duties under this Agreement.

          (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (o) Ownership of Seller. CGSF owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

          (p) Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of

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such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

          (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Collateral Agent has been notified in accordance with Section 6.1(a)(vii).

          (s) Payments to CGSF and Originator. With respect to each Receivable transferred to CGSF under the Tier One Receivables Sale Agreement, CGSF has given reasonably equivalent value to the Originator in consideration therefor and with respect to each Receivable transferred to Seller under the Tier Two Receivables Sale Agreement, Seller has given reasonably equivalent value to CGSF in consideration therefor, and no such transfer has been made for or on account of an antecedent debt.

          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under each Receivables Sale Agreement was an Eligible Receivable on such purchase date.

          (v) Net Receivables Balance. Each Seller Party has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

          (w) Accounting. Each Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreements on its books and records and, for purposes of generally accepted accounting principles, as sales.

          (x) Compliance with Representations. On and as of the date of each purchase of a Purchaser Interest hereunder and the date of each Reinvestment hereunder, each Seller Party hereby represents and warrants that all of the other representations and warranties made by it set forth in this Section 4.1 are true and correct on and as of the date of such purchase or Reinvestment (and after giving effect to such purchase or Reinvestment) as though made on and as of each such date (except where such representation or warranty relates to an earlier date, in which case as of such earlier date).

          Section 4.2 Committed Purchaser Representations and Warranties. Each Committed Purchaser hereby represents and warrants to the Collateral Agent, the Managing Agents and the Conduit Purchasers that:

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          (a) Existence and Power. Such Committed Purchaser is a corporation, limited liability company or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all company power to perform its obligations hereunder.

          (b) No Conflict. The execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder are within its company powers, have been duly authorized by all necessary company action, do not contravene or violate (i) its certificate or articles of incorporation, formation or association or by-laws or limited liability company agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Purchaser.

          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder.

          (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Purchaser enforceable against such Committed Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE V
CONDITIONS OF PURCHASES

          Section 5.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent on or prior to the Effective Date:

          (a) The Collateral Agent shall have received fully executed copies of each of the documents listed on Schedule B in form and substance acceptable to the Collateral Agent and each Managing Agent;

          (b) Each of the representations and warranties set forth in Section 4.1 shall be true and correct on and as of the Effective Date as though made on and as of such date (except where such representation or warranty relates to an earlier date, in which case as of such earlier date);

          (c) Each of the representations and warranties set forth in the Tier-One Receivables Sale Agreement and Tier-Two Receivables Sale Agreement shall be true and correct on and as of the Effective Date as though made on and as of such date (except where such representation or warranty relates to an earlier date, in which case as of such earlier date);

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          (d) No Amortization Event or Potential Amortization Event shall have occurred and be continuing and the Amortization Date shall not have occurred;

          (e) The Collateral Agent and each Managing Agent shall have received all fees and expenses required to be paid on the Effective Date pursuant to the terms of this Agreement and the Fee Letter and each of STCM, BTM and Rabobank shall have received the upfront fees required to be paid on the Effective Date pursuant to the terms of that certain letter agreement of even date herewith among the Seller, McKesson, STCM, BTM and Rabobank; and

          (f) Each of the Collateral Agent and each Managing Agent and each Purchaser shall have received such other approvals and documents as it has reasonably requested from the Seller or McKesson.

          Section 5.2 Conditions Precedent to All Purchases and Reinvestment. Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the conditions precedent that (a) in the case of each such purchase or Reinvestment, the Servicer shall have delivered to the Managing Agents on or prior to the date of such purchase, in form and substance satisfactory to the Managing Agents, all Monthly Reports as and when due under Section 7.5 and (ii) upon the Collateral Agent’s or any Managing Agent’s request, the Servicer shall have delivered to the Managing Agents at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables or such other form of report in form and substance reasonably satisfactory to the Managing Agents showing adequate information relating to the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) no Amortization Event or, with respect to any Incremental Purchase, no Potential Amortization Event shall have occurred; (d) the Originator and CGSF shall have marked their respective records evidencing the Receivables in a manner satisfactory to the Collateral Agent, and (e) the Collateral Agent shall have received such other approvals, opinions or documents as it may reasonably request. With respect to each Incremental Purchase and Reinvestment, as a condition to such Incremental Purchase or Reinvestment, on the date of such purchase the Seller represents and warrants that the representations and warranties set forth in Section 4.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment (and after giving effect thereto) as though made on and as of such date (except where such representation or warranty relates to an earlier date, in which case as of such earlier date).

ARTICLE VI
COVENANTS

          Section 6.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

          (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Material Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Collateral Agent and the Managing Agents:

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     (i) Annual Reporting. Within ninety (90) days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Seller Parties on a consolidated basis for such fiscal year certified in a manner acceptable to the Collateral Agent and the Managing Agents by independent public accountants acceptable to the Collateral Agent and the Managing Agents together with unaudited consolidating financial statements for the Seller and CGSF; provided, that the Seller shall only to be required to deliver financial statements for the Seller and CGSF to the extent such statements are prepared.

     (ii) Quarterly Reporting. Within sixty (60) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of the Originator and the Servicer (if different from the Originator, and, to the extent such financial statements are prepared, for CGSF and the Seller), in each such case as at the close of each such period, together with statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

     (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

     (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

     (v) Securities Exchange Commission Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Seller Party or any of its Subsidiaries files with the Securities and Exchange Commission.

     (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Collateral Agent, any Managing Agent or any Conduit, copies of the same.

     (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

     (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Collateral Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the

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Collateral Agent, the Managing Agents, and the Purchasers under or as contemplated by this Agreement.

Any report, statement or other material required to be delivered pursuant to this clause (a) shall be deemed to have been furnished to the Collateral Agent and the Managing Agents on the date that such report, statement or other material is posted on the EDGAR system of the Securities and Exchange Commission or the website of the Originator at www.mckesson.com.

          (b) Notices. Such Seller Party will notify the Collateral Agent and each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

      (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

      (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against (1) the Servicer or any of its respective Material Subsidiaries if the amount of any such judgment or decree against the Servicer or one of its Material Subsidiaries exceeds $25,000,000 after deducting (a) the amount with respect to which the Servicer or any such Material Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the Servicer or any such Material Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Collateral Agent and the Managing Agents, or (2) Seller; or (B) The institution of any litigation, arbitration proceeding or governmental proceeding against CGSF and the Seller.

      (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

      (iv) Receivables Sale Agreement Amortization Date. The occurrence of the “Amortization Date” under either Receivables Sale Agreement.

      (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor that is reasonably likely to result in a Material Adverse Effect.

      (vi) Downgrade of the Originator. Any downgrade in the rating of any Indebtedness of the Originator by S&P, Fitch or Moody’s, setting forth the Indebtedness affected and the nature of such change.

          (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign

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corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

          (d) Audits. Such Seller Party will furnish to the Collateral Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Collateral Agent or such Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Collateral Agent or such Managing Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Collateral Agent or such Managing Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts (subject to confidentiality restrictions in the relevant Contracts) and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided, however, that prior to the Amortization Date, so long as no Amortization Event has occurred and is continuing, the Collateral Agent, the Managing Agents and their respective agents or representatives shall not, on a collective basis, conduct the activities described in clauses (i) and (ii) above more frequently than one time per year.

          (e) Keeping and Marking of Records and Books.

      (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

      (ii) Such Seller Party will on or prior to the date hereof, mark its records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Collateral Agent, describing the Purchaser Interests.

          (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except, in each case, where the failure to so comply would not result in a Material Adverse Effect. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Purchasers, the Collateral Agent, or the Managing Agents.

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          (g) Performance and Enforcement of Receivables Sale Agreements. Seller shall, and shall require the Originator and CGSF to, perform each of their respective obligations and undertakings under and pursuant to each Receivables Sale Agreement, as applicable, shall purchase Receivables thereunder in strict compliance with the terms thereof and shall take all action necessary or reasonably appropriate to enforce the rights and remedies accorded to Seller under the Receivables Sale Agreements. Seller shall take all actions reasonably necessary to perfect and enforce its rights and interests (and the rights and interests of the Collateral Agent and the Purchasers as assignees of Seller) under the Tier Two Receivables Sale Agreement (including its rights and interests under the Tier One Receivables Sale Agreement, as assignee of CGSF) as the Collateral Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Tier Two Receivables Sale Agreement.

          (h) Ownership. Seller shall take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Tier Two Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Collateral Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Collateral Agent may reasonably request), and (ii) establish and maintain, in favor of the Collateral Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Collateral Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Collateral Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Collateral Agent for the benefit of the Purchasers as the Collateral Agent may reasonably request).

          (i) Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from the Originator and CGSF. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Collateral Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the Originator, CGSF and any Affiliates thereof and not just a division of the Originator or CGSF. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller shall:

     (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of the Originator or CGSF;

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     (B) if applicable, compensate all employees, consultants and agents directly, from Seller’s bank accounts, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of the Originator or CGSF, allocate the compensation of such employee, consultant or agent between Seller and the Originator or CGSF, as applicable, on a basis that reflects the services rendered to Seller and the Originator or CGSF, as applicable;

     (C) clearly identify its offices (by signage or otherwise) as its offices, if any, and, if any such office is located in the offices of the Originator or CGSF, Seller shall lease such office at a fair market rent;

     (D) if applicable, have separate stationery, invoices and checks in its own name;

     (E) conduct all transactions with the Originator, CGSF and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges), if any, for items shared between Seller and the Originator or CGSF on the basis of actual use to the extent practicable, if any, and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

     (F) at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

     (G) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

     (H) maintain Seller’s books and records separate from those of the Originator and CGSF and otherwise readily identifiable as its own assets rather than assets of the Originator or CGSF;

     (I) prepare its financial statements, if any, separately from those of the Originator and CGSF and ensure that any consolidated financial statements of the Originator, CGSF or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes stating to the effect that Seller is a separate corporate entity and that its assets will be available to satisfy the claims of the creditors of Seller and of no other Person;

     (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of

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the Originator or CGSF and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Collateral Agent or Managing Agents hereunder) has the power to make withdrawals;

     (K) pay all of Seller’s operating expenses, if any, from the Seller’s own assets (except for certain payments by the Originator, CGSF or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 6.1(i));

     (L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreements; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreements, to make payment to CGSF for the purchase of Receivables from CGSF under the Tier Two Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

     (M) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 6.1(i) of this Agreement;

     (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreements, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify either Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under either Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Collateral Agent and each Managing Agent;

     (O) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

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     (P) maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

     (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued on the Effective Date by Bingham McCutchen LLP as counsel for Seller and the Originator relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j) Collections. Such Seller Party shall cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be, at all times, subject to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller shall remit (or shall cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Seller shall itself hold or, if applicable, shall cause such payments to be held in trust for the exclusive benefit of the Collateral Agent, the Managing Agents and the Purchasers. Seller shall maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Collateral Agent as contemplated by this Agreement.

          (k) Taxes. Such Seller Party shall file all tax returns and reports required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

          (l) Corporate Ownership. The Seller shall remain a wholly-owned, direct or indirect Subsidiary of McKesson and CGSF.

          Section 6.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

          (a) Name Change, Offices and Records. Such Seller Party will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records such Seller Party notifies the Collateral Agent and each Managing Agent thereof and (except with respect to a change of location of books and records) delivers to the Collateral Agent (i) such financing statements (Forms UCC-1 and UCC-3) as the Collateral Agent or any Managing Agent may reasonably request to reflect such name change, change in type or jurisdiction of organization, (ii) if the

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Collateral Agent, any Managing Agent or any Purchaser shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such Seller Party’s valid existence and good standing and the perfection and priority of the Collateral Agent’s ownership or security interest in the Receivables, the Related Security and Collections and (iii) such other documents and instruments as the Collateral Agent or any Managing Agent may reasonably request in connection therewith and has taken all other steps to ensure that the Collateral Agent, for the benefit of itself and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon.

          (b) Change in Payment Instructions to Obligors. Such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Collateral Agent shall have received (i) at least ten (10) days before the proposed effective date therefor, written notice of such addition, termination or change; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account, and (ii) at least ten (10) days before the proposed effective date therefor (or such shorter prior period as may be agreed to by the Collateral Agent in its sole discretion), with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box.

          (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 7.2(d), the Servicer will not, and will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) Sales, Liens. Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Collateral Agent and the Purchasers provided for herein), and Seller shall defend the right, title and interest of the Collateral Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller, CGSF or the Originator. Seller shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any inventory the sale of which would give rise to a Receivable.

          (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves for any period of time greater than one (1) Business Day.

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          (f) Amortization Date Determination. Seller shall not designate an Amortization Date (as defined in either Receivables Sale Agreement), or send any written notice to Originator or CGSF in respect thereof, without the prior written consent of the Collateral Agent, except with respect to the occurrence of such Amortization Date arising pursuant to Section 5.1(d) of either Receivables Sale Agreement.

ARTICLE VII
ADMINISTRATION AND COLLECTION

          Section 7.1 Designation of Servicer.

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 7.1. McKesson is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Amortization Event, the Collateral Agent may at any time designate as Servicer any Person to succeed McKesson or any successor Servicer.

          (b) Without the prior written consent of the Collateral Agent and the Required Committed Purchasers, McKesson shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller or another Affiliate of McKesson and (ii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by McKesson. If at any time after the occurrence of an Amortization Event, the Collateral Agent shall designate as Servicer any Person other than McKesson or an Affiliate of McKesson, all duties and responsibilities theretofore delegated by McKesson or another Affiliate of McKesson to Seller may, at the discretion of the Collateral Agent, be terminated forthwith on notice given by the Collateral Agent to McKesson and to Seller.

          (c) So long as the Servicer is McKesson or an Affiliate of McKesson, (i) McKesson shall be and remain primarily liable to the Collateral Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder; (ii) the Collateral Agent and the Purchasers shall be entitled to deal exclusively with McKesson in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder; and (iii) the Collateral Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than McKesson in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. McKesson, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

          Section 7.2 Duties of Servicer.

          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

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          (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall cause a Collection Account Agreement to be in effect at all times with respect to each Collection Account. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Collateral Agent delivers to any Collection Bank a Collection Notice pursuant to Section 7.3, the Collateral Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Collateral Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Article II; provided, that nothing in this sentence shall require the Servicer to segregate Collections on a daily basis from its other funds. The Servicer shall, upon the request of the Collateral Agent after the occurrence and during the continuance of an Amortization Event, segregate, in a manner acceptable to the Collateral Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Collateral Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Collateral Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Collateral Agent after the occurrence and during the continuance of an Amortization Event deliver or make available to the Collateral Agent all such Records, at a place selected by the Collateral Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. After the occurrence and during the continuance of

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an Amortization Event, the Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

          (f) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator, CGSF or Seller shall, except as reasonably identified by the Servicer as not constituting a Collection, as otherwise specified by such Obligor, as otherwise required by contract or law or unless otherwise instructed by the Collateral Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 7.3 Collection Notices. The Collateral Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Collateral Agent for the benefit of the Purchasers, effective when the Collateral Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. After the occurrence and during the continuance of an Amortization Event, Seller hereby authorizes the Collateral Agent, and agrees that the Collateral Agent shall be entitled, to (i) endorse Seller’s name on checks and other instruments representing Collections and (ii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Collateral Agent rather than Seller. Following the Amortization Date, Seller hereby authorizes the Collateral Agent, and agrees that the Collateral Agent shall be entitled, to enforce the Receivables, the related Contracts and the Related Security.

          Section 7.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Collateral Agent and the Purchasers of their rights hereunder shall not release the Servicer, the Originator, CGSF or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

          Section 7.5 Reports. The Servicer shall prepare and forward to each Managing Agent (i) on the fifteenth (15th) day of each month, or if such day is not a Business Day, the next Business Day, and at such more frequent times as each Managing Agent shall request if an Amortization Event has occurred and is continuing, a Monthly Report accompanied by, if the Collateral Agent or any Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

          Section 7.6 Servicing Fees. In consideration of McKesson’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as McKesson shall continue to perform as Servicer hereunder, the Seller shall pay over to McKesson on each Monthly Settlement Date, in accordance with the priority of payments set forth in Article II, a fee (the “Servicing Fee”) equal to (i) one percent (1%) of the average daily Net Receivables Balance

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during the preceding Collection Period, times (ii) 1/12, as compensation for its servicing activities.

          Section 7.7 Financial Covenant. McKesson agrees that it will, as of the end of each calendar month, maintain a ratio of Total Debt to Total Capitalization of not greater than 0.565 to 1.00.

ARTICLE VIII
AMORTIZATION EVENTS

          Section 8.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

          (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall continue for five (5) consecutive Business Days after the earlier of written notice from the Collateral Agent or any Managing Agent or Purchaser or actual knowledge on the part of such Seller Party of such failure.

          (b) Any representation or warranty made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

          (c) (i) Failure of Seller to pay any Indebtedness when due; (ii) failure of any other Seller Party to pay Indebtedness when due in excess of $25,000,000; or (iii) the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d) (i) Any Seller Party or any of its Material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Seller Party or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, with respect to a Seller Party or any of its Material Subsidiaries other than the Seller, such proceeding instituted against any Seller Party or any of its Material Subsidiaries shall not be stayed, released, vacated or fully bonded within sixty (60) days after commencement, filing or levy or (ii) any Seller Party or any of its Subsidiaries shall take

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any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (d).

          (e) The aggregate Purchaser Interests shall exceed 100% and shall continue as such until the earlier of (i) one Business Day following the date any Seller Party has actual knowledge thereof and (ii) the next Settlement Date.

          (f) As at the end of any calendar month, the Delinquency Ratio shall exceed 4.5%, or the Loss-to-Balance Ratio shall exceed 4.0%, or the Receivables Dilution Ratio shall exceed 9.25%.

          (g) A Change of Control shall occur with respect to any Seller Party.

          (h) One or more final judgments for the payment of money shall be entered against Seller or one or more final judgments for the payment of money in excess of $25,000,000 shall be entered against any other Seller Party on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          (i) (i) Any “Amortization Event” or the “Amortization Date” shall occur under either Receivables Sale Agreement, (ii) the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to CGSF under the Tier One Receivables Sale Agreement, or (iii) CGSF shall for any reason cease to transfer, or cease to have legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Tier Two Receivables Sale Agreement.

          (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor on Receivables constituting a material portion of the Receivables shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Collateral Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

          Section 8.2 Remedies.

          (a) Upon the occurrence and during the continuation of an Amortization Event, the Collateral Agent may with the consent of, and shall, upon the direction of, any Managing Agent, take any of the following actions (with written notice to the Seller): (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 8.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time,

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(iii) replace the Person then acting as Servicer and (iv) deliver the Collection Notices to the Collection Banks.

          (b) Upon the occurrence of the Amortization Date, the Collateral Agent may with the consent of, and shall, upon the direction of, any Managing Agent (with written notice to the Seller) notify Obligors of the Purchasers’ interest in the Receivables.

The aforementioned rights and remedies shall be in addition to all other rights and remedies of the Collateral Agent and the Purchasers available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

          Section 9.1 Indemnities by the Seller Parties.

          (a) Without limiting any other rights that the Collateral Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify the Collateral Agent, the Managing Agents and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Collateral Agent, the Managing Agents or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of any breach by the Servicer (whether in its capacity as Servicer or in its capacity as Originator) of a representation, warranty, covenant or obligation made by the Servicer hereunder or under any other Transaction Document excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

     (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor; or

     (iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of

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Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement.

          Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Collateral Agent, the Managing Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, subject to clause (ii) in the preceding paragraph, but otherwise regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

    (i) any representation or warranty made by any Seller Party, CGSF or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

    (ii) the failure by any Seller, the Servicer, CGSF or the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

    (iii) any failure of Seller, the Servicer, CGSF or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

    (iv) any products liability, personal injury, damage or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

    (vi) the commingling of Collections of Receivables at any time with other funds;

    (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer, CGSF or the

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Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

     (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

     (ix) any Amortization Event described in Section 8.1(d);

     (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from CGSF and the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to CGSF under the Tier Two Receivables Sale Agreement or any failure of CGSF to give reasonably equivalent value to the Originator under the Tier One Receivables Sale Agreement in consideration of the transfer by CGSF or the Originator, respectively, of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

     (xi) any failure to vest and maintain vested in the Collateral Agent and the Purchasers, or to transfer to the Collateral Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority undivided percentage ownership (to the extent of the Purchaser Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

     (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

     (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Collateral Agent or the Purchasers with respect to any Receivable or the value of any such Receivable; and

     (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action.

          (b) Notwithstanding anything to the contrary in this Agreement, solely for the purposes of determining Indemnified Amounts owing under this Section 9.1, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

          Section 9.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the

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interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within ten (10) days following demand therefor by the Collateral Agent or the relevant Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

          Section 9.3 Other Costs and Expenses. Seller shall pay to the Collateral Agent, the Managing Agents and the Conduits on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the Conduits’ auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Conduits, the Managing Agents and the Collateral Agent (which such counsel may be employees of the Conduits, the Managing Agents or the Collateral Agent) with respect thereto and with respect to advising the Conduits, the Managing Agents and the Collateral Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Collateral Agent or the relevant Managing Agent, within ten (10) days following demand therefor, any and all costs and expenses of the Collateral Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

          Section 9.4 Withholding Tax Exemption.

          (a) At least five (5) Business Days prior to the first date on which any amount is payable hereunder for the account of any Purchaser, each Purchaser that is not a “United States person” for United States federal income tax purposes agrees that it will deliver to each of Seller and the related Purchaser Group Managing Agent two duly completed and originally executed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with all necessary attachments or applicable successor forms, certifying in each case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Purchaser further undertakes to deliver to each of

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Seller and the related Managing Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Seller or the related Managing Agent, in each case certifying that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in any treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which prevents such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser advises Seller and the related Managing Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (b) Each Purchaser that is not a “United States person” for U.S. federal income tax purposes agrees to indemnify and hold Seller, the Managing Agents and the Collateral Agent harmless in respect of any loss, cost or expense incurred by Seller, any Managing Agent or the Collateral Agent as a result of, and agrees that, notwithstanding any other provision hereof, payments hereunder to such Purchaser may be subject to deduction or withholding without indemnification by Seller for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Seller, any Managing Agent or the Collateral Agent as a result of, (i) such Purchaser’s failure to submit any form that is required pursuant to this Section 9.4 or (ii) Seller’s, any Managing Agent’s or the Collateral Agent’s reliance on any form that such Purchaser has provided pursuant to this Section 9.4 that is determined to be inaccurate in any material respect.

ARTICLE X
THE AGENTS

          Section 10.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Collateral Agent and its related Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Collateral Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Collateral Agent or the Managing Agents. In performing their respective functions and duties hereunder and under the other Transaction Documents, (i) the Collateral Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduit Purchasers and Committed Purchasers in the related Purchaser Group and (iii) neither the Collateral Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Collateral Agent nor any Managing Agent shall be required to take any action that exposes the Collateral Agent or the Managing Agents to personal liability or that is contrary to this Agreement, any other Transaction Document or

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applicable law. The appointment and authority of the Collateral Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Collateral Agent and each Managing Agent, as applicable, to execute each of the Uniform Commercial Code financing statements, this Agreement and such other Transaction Documents as may require the Collateral Agent’s or a Managing Agent’s signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 10.2 Delegation of Duties. The Collateral Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 10.3 Exculpatory Provisions. None of the Collateral Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article V, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Collateral Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Collateral Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Collateral Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser.

          Section 10.4 Reliance by Agents. The Collateral Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Collateral Agent or any Managing Agent. The Collateral Agent and the Managing Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Conduit Purchasers or the Required Committed Purchasers or all of the Purchasers, as applicable, as they deem appropriate and they shall first be indemnified to their satisfaction by the Purchasers, provided that unless and until the Collateral Agent or any

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Managing Agent shall have received such advice, the Collateral Agent or such Managing Agent may take or refrain from taking any action, as the Collateral Agent or such Managing Agent shall deem advisable and in the best interests of the Purchasers. The Collateral Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Conduit Purchasers or the Required Committed Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 10.5 Non-Reliance on Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Collateral Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Collateral Agent or such Managing Agent. Each Purchaser represents and warrants to the Collateral Agent and the Managing Agents that it has and will, independently and without reliance upon the Collateral Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 10.6 Reimbursement and Indemnification. The Committed Purchasers agree to reimburse and indemnify the Collateral Agent and its respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Collateral Agent, acting in its capacity as Collateral Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Collateral Agent, in its capacity as Collateral Agent, in connection with the administration and enforcement of this Agreement and the other Transaction Documents. The Committed Purchasers in each Purchaser Group agree to reimburse and indemnify the related Managing Agent and its respective officers, directors, employees, representatives and agents ratably according to their Commitments, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which such Managing Agent, acting in its capacity as Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by such Managing Agent, in its capacity as Managing Agent, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 10.7 Agents in their Individual Capacities. The Collateral Agent, each Managing Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not the Collateral Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Collateral Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Collateral Agent or a Managing Agent, and the terms “Committed Purchaser,” “Purchaser,” “Committed Purchasers” and

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“Purchasers” shall include the Collateral Agent and each Managing Agent in its individual capacity.

          Section 10.8 Successor Agent. The Collateral Agent and each Managing Agent may, upon five (5) days’ notice to Seller and the Purchasers, and the Collateral Agent or any Managing Agent will, upon the direction of all of the Purchasers (other than such Collateral Agent or Managing Agent, in its individual capacity, as applicable) resign as Collateral Agent or Managing Agent, as applicable. If the Collateral Agent or a Managing Agent shall resign, then the Required Committed Purchasers, in the case of the Collateral Agent, or the Committed Purchasers of the related Purchaser Group, in the case of a Managing Agent during such five-day period shall appoint from among the Committed Purchasers, in the case of the Collateral Agent, or the Committed Purchasers of the related Purchaser Group, in the case of a Managing Agent, a successor agent. If for any reason no successor agent is appointed by the Required Committed Purchasers, in the case of the Collateral Agent, or the Committed Purchasers of the related Purchaser Group, in the case of a Managing Agent, during such five-day period, then effective upon the termination of such five-day period, the Committed Purchasers, in the case of the Collateral Agent, and the Committed Purchasers of the related Purchaser Group, in the case of a Managing Agent, shall perform all of the duties of the Collateral Agent or the applicable Managing Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Collateral Agent’s or Managing Agent’s resignation hereunder as Collateral Agent or Managing Agent, as applicable, the retiring Collateral Agent or Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article X and Article IX shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Collateral Agent or Managing Agent under this Agreement and under the other Transaction Documents.

ARTICLE XI
ASSIGNMENTS; PARTICIPATIONS

          Section 11.1 Assignments.

          (a) Seller and each Committed Purchaser hereby agree and consent to the complete or partial assignment by each Conduit Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the related Committed Purchasers pursuant to this Agreement or pursuant to a Liquidity Agreement, (ii) to any other issuer of commercial paper notes sponsored or administered by the Managing Agent of such Conduit’s Purchaser Group and with a rating of at least A-1/P-1 or (iii) to any other Person; provided that, prior to the occurrence of an Amortization Event, such Conduit Purchaser may not make any such assignment pursuant to this clause (iii), except in the event that the circumstances described in Section 11.1(c) occur, without the consent of Seller (which consent shall not be unreasonably withheld or delayed), and upon such assignment, such Conduit Purchaser shall be released from its obligations so assigned. Further, Seller and each Committed Purchaser hereby agree that any assignee of any Conduit Purchaser of this Agreement or all or any of the Purchaser Interests of such Conduit Purchaser shall have all of the rights and benefits under this

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Agreement as if the term “Conduit Purchaser” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit Purchaser hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

          (b) Any Committed Purchaser may, at any time and from time to time, assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement ”) executed by such Purchasing Committed Purchaser and such selling Committed Purchaser. The consent of the Conduit Purchaser or Conduit Purchasers in such Committed Purchaser’s Purchaser Group, if any, shall be required prior to the effectiveness of any such assignment. The selling Committed Purchaser will consult with the Seller regarding the suitability of the Purchasing Committed Purchaser prior to the effectiveness of any assignment pursuant to this Section 11.1(b) and, so long as the Seller’s response is not unreasonably withheld or delayed, such Committed Purchaser will use commercially reasonable efforts to accommodate the Seller’s preferences and, if the Seller timely solicits a commitment from an eligible assignee on terms that are not disadvantageous to the assigning Committed Purchaser, such Committed Purchaser will accommodate the Seller’s request. Each assignee of a Committed Purchaser which is a member of a Purchaser Group which has a Conduit Purchaser as a member must have a short-term debt rating from S&P and Moody’s equal to or greater than the ratings required in order to maintain the rating of the commercial paper issued by the related Conduit Purchaser (the “Required Ratings”). Upon delivery of the executed Assignment Agreement to the Collateral Agent, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Collateral Agent shall be required.

          (c) Each of the Committed Purchasers that is (i) not a Conduit Purchaser and (ii) a member of a Purchaser Group that has a Conduit Purchaser as a member, agrees that in the event that it shall cease to have the Required Ratings (an “Affected Committed Purchaser”), such Affected Committed Purchaser shall be obliged, at the request of the Conduit Purchasers in such Committed Purchaser’s Purchaser Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Committed Purchaser or (y) another funding entity nominated by such Managing Agent and acceptable to such affected Conduit Purchasers, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Committed Purchaser; provided, that the Affected Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Committed Purchaser’s Pro Rata Share of the Aggregate Capital and Yield owing to the Committed Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Committed Purchasers.

          Section 11.2 Participations. Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Committed Purchasers or any other interest of such Committed Purchaser hereunder. The selling Committed Purchaser will

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consult with the Seller regarding the suitability of each Participant prior to the effectiveness of any participation pursuant to this Section 11.2 and, so long as the Seller’s response is not unreasonably withheld or delayed, such Committed Purchaser will use commercially reasonable efforts to accommodate the Seller’s preferences, and, if the Seller timely solicits a commitment from an eligible Participant on terms that are not disadvantageous to the selling Committed Purchaser, such Committed Purchaser will accommodate the Seller’s request. Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Servicer, the Conduit Purchasers, the Managing Agents and the Collateral Agent shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. No Participant shall have rights greater than those of the related Committed Purchaser. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 11.1(b)(i).

          Section 11.3 Additional Purchaser Groups; Joinder by Conduit Purchaser.

          (a) Upon the Seller’s request, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a joinder agreement, substantially in the form set forth in Exhibit XI hereto (a “Joinder Agreement”) by the members of such proposed additional Purchaser Group, the Seller, the Servicer and the Administrative Agent, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “New Conduit Purchaser” shall become a party hereto as a Conduit Purchaser, entitled to the rights and subject to the obligations of a Conduit Purchaser hereunder, (ii) each Person specified therein as a “New Committed Purchaser” shall become a party hereto as a Committed Purchaser, entitled to the rights and subject to the obligations of a Committed Purchaser hereunder, (iii) each Person specified therein as a “New Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased, if appropriate, by an amount which is equal to (x) the aggregate Commitments of the New Committed Purchasers party to such Joinder Agreement. On or prior to the effective date of such Joinder Agreement, the Seller, each new Purchaser and the new Managing Agent shall enter into a Fee Letter for purposes of setting forth the fees payable to the members of such Purchaser Group in connection with this Agreement.

          (b) Any Purchaser Group may add a Conduit Purchaser member at any time by the execution and delivery of a Joinder Agreement by such proposed Conduit Purchaser, the other members of such Purchaser Group, the Seller, the Servicer and the Administrative Agent, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, each Person specified therein as a “New Conduit Purchaser” shall become a party hereto as a Conduit Purchaser, entitled to the rights and subject to the obligations of a Conduit Purchaser hereunder.

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          Section 11.4 Extension of Liquidity Termination Date. The Seller may advise any Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional period not exceeding 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Liquidity Termination Date. Each Managing Agent so advised by the Seller shall promptly notify each Committed Purchaser in its related Purchaser Group of any such request and each such Committed Purchaser shall notify its related Managing Agent, the Collateral Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Committed Purchaser may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its Managing Agent, the Collateral Agent and the Seller shall be deemed an election not to extend by such Committed Purchaser). In the event that at least one Committed Purchaser agrees to extend the Liquidity Termination Date, the Seller Parties, the Collateral Agent, the extending Committed Purchasers and the applicable Managing Agent or Managing Agents shall enter into such documents as such extending Committed Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Committed Purchasers, the Managing Agents and the Collateral Agent (including reasonable attorneys’ fees) shall be paid by the Seller. In the event that any Committed Purchaser (a) declines the request to extend the Liquidity Termination Date or (b) is in a Purchaser Group with respect to which the Seller did not seek an extension of the Liquidity Termination Date (each such Committed Purchaser being referred to herein as a “Non-Renewing Committed Purchaser”), and, in the case of a Non-Renewing Committed Purchaser described in clause (a), the Commitment of such Non-Renewing Committed Purchaser is not assigned to another Person in accordance with the terms of this Article XI prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Committed Purchaser’s Commitment on the then current Liquidity Termination Date.

          Section 11.5 Terminating Committed Purchasers.

          (a) Any Affected Committed Purchaser or Non-Renewing Committed Purchaser which has not assigned its rights and obligations hereunder if requested pursuant to this Article XI shall be a “Terminating Committed Purchaser” for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Committed Purchaser, such earlier date as declared by the Conduit Purchaser in such Affected Committed Purchaser’s Purchaser Group). If an Amortization Event has occurred, and the Committed Purchasers in a Purchaser Group have voted or otherwise determined to declare an Amortization Date, but the Committed Purchasers in the other Purchaser Groups have voted or otherwise determined not to declare an Amortization Date, then the Committed Purchasers in such Purchaser Group (and each Conduit Purchaser in such Purchaser Group that has any Capital outstanding at such time) may, upon written notice to the Servicer, the Seller and the Collateral Agent, elect to become, and shall become, Terminating Committed Purchasers effective on the date specified in such notice, which shall be a date no less than three (3) Business Days after the date such notice is received by the Servicer, the Seller and the Collateral Agent.

          (b) Each Terminating Committed Purchaser shall be allocated, in accordance with Section 2.2, a ratable portion of Collections according to its respective Termination Percentage from the date of its becoming a Terminating Committed Purchaser (the “Termination

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Date”) until such Terminating Committed Purchaser’s Capital shall be paid in full. Each Terminating Committed Purchaser’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Committed Purchaser’s Capital shall be reduced ratably with all Committed Purchasers in accordance with Section 2.3.

          (c) On the date any Committed Purchaser becomes a Terminating Committed Purchaser, the Commitment of such Committed Purchaser shall terminate and the Purchase Limit shall be reduced by an amount equal to such Committed Purchaser’s Commitment. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Committed Purchaser (after application of Collections thereto pursuant to Sections 2.2 and 2.4) all rights and obligations of such terminating Committed Purchaser hereunder shall be terminated and such terminating Committed Purchaser shall no longer be a “Committed Purchaser” hereunder; provided, however, that the provisions of Article IX shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Committed Purchaser prior to its termination as a Committed Purchaser.

ARTICLE XII
MISCELLANEOUS

          Section 12.1 Waivers and Amendments.

          (a) No failure or delay on the part of the Collateral Agent, the Managing Agents or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b). The Conduit Purchasers, Seller, the Servicer, the Managing Agents and the Collateral Agent, at the direction of the Required Committed Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

     (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Collateral Agent or the Managing Agents for the benefit of the Purchasers, (D) except pursuant to Article XI hereof, change the amount of the Capital of any Purchaser, any Committed Purchaser’s Pro Rata Share (except as may be required pursuant to a Conduit Purchaser’s Liquidity Agreement) or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of Required Committed Purchasers or this Section 12.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under

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this Agreement, (G) change the definition of “Concentration Limit,” “Defaulted Receivables,” “Default Proxy Ratio,” “Delinquency Ratio,” “Delinquent Receivable,” “Discount and Servicing Fee Reserve,” “Dilution Horizon Ratio,” “Dilution Reserve,” “Dilution Reserve Ratio,” “Dilution Ratio,” “Eligible Receivable,” “Loss Horizon Ratio,” “Loss Reserve,” “Loss Reserve Ratio,” “Loss-to-Balance Ratio,” or “Receivables Dilution Ratio ” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

     (ii) without the written consent of any then Collateral Agent or Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Collateral Agent or Managing Agent, as applicable.

Notwithstanding the foregoing, (i) without the consent of the Committed Purchasers, the Collateral Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Committed Purchasers hereunder and (ii) the Collateral Agent, the Required Committed Purchasers and the Conduit Purchasers may enter into amendments to modify any of the terms or provisions of Article X, Article XI and Section 12.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 12.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Collateral Agent.

          Section 12.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 12.2. Seller hereby authorizes the Collateral Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Collateral Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Collateral Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Collateral Agent, the records of the Collateral Agent shall govern absent manifest error.

          Section 12.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 9.2 or 9.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids;

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provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 12.4 Protection of Ownership Interests of the Purchasers.

          (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Collateral Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Collateral Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence of the Amortization Date resulting from an Amortization Event, the Collateral Agent may, or the Collateral Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership interests of the Purchasers under this Agreement and after the occurrence and during the continuance of an Amortization Event, may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Collateral Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

          (b) If any Seller Party fails to perform any of its obligations hereunder, the Collateral Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation, and the Collateral Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 9.3. Each Seller Party irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent, and appoints the Collateral Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 12.5 Confidentiality.

          (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Collateral Agent, the Managing Agent and the Conduit Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

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          (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Collateral Agent, the Managing Agents, the Committed Purchasers or the Conduit Purchasers by each other, (ii) by the Collateral Agent, the Managing Agents, or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Collateral Agent or the Managing Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduit Purchasers or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One, Wachovia, Scotia, STCM, BTM or Rabobank acts as the collateral agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and (with the exception of any rating agency described in clause (iii) above) has agreed to keep such information confidential. In addition, the Purchasers, and the Collateral Agent and the Managing Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 12.6 Bankruptcy Petition. Each of Seller, the Servicer, the Collateral Agent, the Managing Agents and each Committed Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of a Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 12.7 Limitation of Liability; Limitation of Payment; No Recourse.

          (a) Notwithstanding any provisions contained in this Agreement or any other Transaction Document to the contrary, no Conduit Purchaser shall be obligated to pay any amount pursuant to this Agreement or any other Transaction Document unless such Conduit Purchaser has excess cash flow from operations or has received funds which may be used to make such payment and which funds or excess cash flow are not required to repay any of such Conduit Purchaser’s Commercial Paper when due. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Conduit Purchaser for any such insufficiency. The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.

          (b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the obligations of each Conduit Purchaser under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of such Conduit Purchaser. The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.

          (c) Except with respect to any claim arising out of the willful misconduct or gross negligence of the Conduit Purchasers, the Managing Agents, the Collateral Agent, or any

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Committed Purchaser, no claim may be made by any Seller Party or any other Person against any Conduit Purchaser, the Collateral Agent or any Committed Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 12.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASERS’ SECURITY INTEREST IN THE PURCHASER INTERESTS IS GOVERNED BY THE LAW OF ANOTHER STATE, AS REQUIRED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 12.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH OF SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT, THE MANAGING AGENTS OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO REALIZE ON THE INTERESTS OF THE PURCHASERS AND THE COLLATERAL AGENT IN ANY RECEIVABLES, RELATED SECURITY OR PROCEEDS THEREOF. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE COLLATERAL AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          Section 12.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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          Section 12.11 Integration; Binding Effect; Survival of Terms.

          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article IV, (ii) the indemnification and payment provisions of Article IX, and Sections 12.5 and 12.6 shall be continuing and shall survive any termination of this Agreement.

          Section 12.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 12.13 Agent Roles.

          (a) Bank One Roles. Each of the Committed Purchasers acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for one or more of the Conduit Purchasers, (ii) as Managing Agent for one or more of the Conduit Purchasers, (iii) as issuing and paying agent for one or more Conduit Purchaser’s Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for one or more Conduit Purchaser’s Commercial Paper and (v) to provide other services from time to time for some or all of the Purchasers (collectively, the “Bank One Roles”). Without limiting the generality of this Section 12.13(a), each Committed Purchaser hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the related Conduit Purchasers, and the giving of notice of a mandatory purchase pursuant its Liquidity Agreement.

          (b) Managing Agent Institution Roles. Each of the Committed Purchasers acknowledges that each Committed Purchaser that serves as a Managing Agent hereunder (a “Managing Agent Institution”) acts, or may in the future act, (i) as Managing Agent for a Conduit Purchaser or Conduit Purchasers, (ii) as issuing and paying agent for such Conduit Purchaser’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely

43

payment for such Conduit Purchaser’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Purchasers (collectively, the “Managing Agent Institution Roles”). Without limiting the generality of this Section 12.13(b), each Committed Purchaser hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the related Conduit Purchasers, if any, and the giving of notice to the Collateral Agent or any Managing Agent of a mandatory purchase pursuant to its Liquidity Agreement.

          Section 12.14 Characterization.

          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Collateral Agent for all representations, warranties and covenants made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Collateral Agent or any assignee thereof of any obligation of Seller, CGSF or the Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller, CGSF or the Originator.

          (b) The Seller hereby grants to the Collateral Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of Seller’s rights under the Receivables Sale Agreements and all proceeds of any thereof to secure the prompt and complete payment of the Aggregate Unpaids. After an Amortization Event, the Collateral Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          Section 12.15 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Original RPA and shall not constitute a novation thereof. It is the intent of each of the parties hereto that all references to the Original RPA in any Transaction Document to which such party is a party and which becomes or remains effective on or after the date hereof shall be deemed to mean and be references to this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CGSF FUNDING CORPORATION, as the Seller

By:	/s/ Lanette A. Frostestad

Name: Lanette A. Frostestad
Title: Vice President and Treasurer

Address:
One Post Street
San Francisco, California 94104
Fax: (415) 983-9369

McKESSON CORPORATION, as the Servicer

By:	/s/ Nicholas A. Loiacono

Name: Nicholas A. Loiacono
Title: Vice President and Treasurer

Address:
One Post Street
San Francisco, California 94104
Fax: (415) 983-9369

Signature Page to
Amended and Restated Receivables Purchase Agreement

PREFERRED RECEIVABLES FUNDING
CORPORATION, as a Conduit Purchaser

By:	/s/ George S. Wilkins

Authorized Signatory

Address:
c/o Bank One, NA (Main Office Chicago)
Asset Backed Finance
Suite 0079, 1-19
1 Bank One Plaza
Chicago, Illinois 60670-0019
Fax: (312) 732-1844

FALCON ASSET SECURITIZATION
CORPORATION, as a Conduit Purchaser

By:	/s/ George S. Wilkins

Authorized Signatory

Address:
c/o Bank One, NA (Main Office Chicago)
Asset Backed Finance
Suite 0079, 1-19
1 Bank One Plaza
Chicago, Illinois 60670-0019
Fax: (312) 732-1844

BANK ONE, NA (MAIN OFFICE CHICAGO),
as a Committed Purchaser, a Managing Agent and as
Collateral Agent

By:	/s/ George S. Wilkins

Name: George S. Wilkins
Title: Director, Capital Markets

Address:
Bank One, NA (Main Office Chicago)
Asset Backed Finance
Suite 0596, 1-21
1 Bank One Plaza
Chicago, Illinois 60670-0596
Fax: (312) 732-4487

Signature Page to
Amended and Restated Receivables Purchase Agreement

BLUE RIDGE ASSET FUNDING CORPORATION, as a
Conduit Purchaser

By: Wachovia Capital Markets, LLC, as Attorney-In-Fact

By:	/s/ Douglas R. Wilson

Name: DOUGLAS R. WILSON, SR.
Title: VICE PRESIDENT

Address:
301 South College Street
Charlotte, NC 28288
Fax: (704) 383-9579

WACHOVIA BANK, NATIONAL ASSOCIATION., as a
Committed Purchaser and a Managing Agent

By:

Name: Gary G. Fleming Jr.
Title: Director

Address:
191 Peachtree Street, NE
Atlanta, Georgia 30303
Fax: (404) 332-5152

Signature Page to
Amended and Restated Receivables Purchase Agreement

BLUE RIDGE ASSET FUNDING CORPORATION, as a
Conduit Purchaser

By: Wachovia Capital Markets, LLC, as Attorney-In-Fact

By:

Name:

Title:

Address:
301 South College Street
Charlotte, NC 28288
Fax: (704) 383-9579

WACHOVIA BANK, NATIONAL ASSOCIATION., as a
Committee Purchaser and a Managing Agent

By:	/s/ Gary G. Fleming

Name: Gary G. Fleming Jr.
Title: Director

Address:
191 Peachtree Street, NE
Atlanta, Georgia 30303
Fax: (404) 332-5152

Signature Page to
Amended and Restated Receivables Purchase Agreement

LIBERTY STREET FUNDING CORP, as a Conduit
Purchaser

By:	/s/ Bernard J. Angelo

Name: Bernard J. Angelo
Title: Vice President

Address:
c/o Global Securitization Services, LLC
445 Broadhollow Road, Suite 239
Melville, New York 11747
Attention: Andrew L. Stidd
Fax: (212) 302-8767

THE BANK OF NOVA SCOTIA, as a Committed
Purchaser and as Managing Agent

By:

Name:

Title:

Address:
One Liberty Plaza
New York, New York 10006
Attention: Michael Eden
Fax: (212) 225-5090

Signature Page to
Amended and Restated Receivables Purchase Agreement

LIBERTY STREET FUNDING CORP, as a Conduit
Purchaser

By:

Name:

Title:

Address:
c/o Global Securitization Services, LLC
445 Broadhollow Road, Suite 239
Melville, New York 11747
Attention: Andrew L. Stidd
Fax: (212) 302-8767

THE BANK OF NOVA SCOTIA, as a Committed
Purchaser and as Managing Agent

By:	/s/ Michael Eden

Name:	MICHAEL EDEN
Title:	DIRECTOR

Address:
One Liberty Plaza
New York, New York 10006
Attention: Michael Eden
Fax: (212) 225-5090

Signature Page to
Amended and Restated Receivables Purchase Agreement

THREE PILLARS FUNDING LLC, as a Conduit
Purchaser and as a Committed Purchaser

By:	/s/ Evelyn Echevarria

Name: EVELYN ECHEVARRIA
Title: VICE PRESIDENT

Address:
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard
Suite 318
Charlotte, North Carolina 28211
Attention: Douglas K. Johnson
Fax: (704) 365-1362

SUNTRUST CAPITAL MARKETS, INC., as Managing
Agent

By:

Name:

Title:

Address:
303 Peachtree Street, NE
24th Floor, MC 3950
Atlanta, Georgia 30308
Attention: Securitization Asset Management Group
Fax: (404) 813-5000

Signature Page to
Amended and Restated Receivables Purchase Agreement

THREE PILLARS FUNDING LLC, as a Conduit
Purchaser and as a Committed Purchaser

By:

Name:

Title:

Address:
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard
Suite 318
Charlotte, North Carolina 28211
Attention: Douglas K. Johnson
Fax: (704) 365-1362

SUNTRUST CAPITAL MARKETS, INC., as Managing
Agent

By:	/s/ James R. Bennison

Name : James R. Bennison
Title: Managing Director

Address:
303 Peachtree Street, NE
24th Floor, MC 3950
Atlanta, Georgia 30308
Attention: Securitization Asset Management Group
Fax: (404) 813-5000

Signature Page to
Amended and Restated Receivables Purchase Agreement

GOTHAM FUNDING CORPORATION, as a Conduit Purchaser

By:	/s/ R. Douglas Donaldson

Name : R. Douglas Donaldson
Title: Treasurer

Address:
c/o J.H. Management Corporation
One International Plaza
Boston, MA 02110
Attention: Nancy D. Smith
Fax: (617) 951-7050
Tel: (617) 951-7690

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as a Managing Agent and a Committed Purchaser

By:

Name:
Title:

Address:
1251 Avenue of the Americas
New York, New York 10020
Attention: Securitization Group
Fax: (212) 782-6998

Signature Page to
Amended and Restated Receivables Purchase Agreement

GOTHAM FUNDING CORPORATION, as a Conduit Purchaser

By:

Name:
Title:

Address:
c/o J.H. Management Corporation
One International Plaza
Boston, MA 02110
Attention: Nancy D. Smith
Fax: (617) 951-7050
Tel: (617) 951-7690

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as a Managing Agent and a Committed Purchaser

By:	/s/ Koji Baba

Name: KOJI BABA
Title: SVP & Group Head

Address:
1251 Avenue of the Americas
New York, New York 10020
Attention: Securitization Group
Fax: (212) 782-6998

Signature Page to
Amended and Restated Receivables Purchase Agreement

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Conduit Purchaser

By:	/s/ Tony Wong

Name: Tony Wong Title : Vice President

Address: c/o Global Securitization Services, LLC 445 Broadhollow Road, Suite 239 Melville, New York 11747 Attention: Tony Wong Fax: (212) 302-8767

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Committed Purchaser and a Managing Agent

By:

Name: Title:

By:

Name: Title:

Address: Rabobank International, New York Branch 245 Park Avenue New York, New York 100167 Attention: Neetu Mohan Fax: (212) 309-5120

Signature Page to
Amended and Restated Receivables Purchase Agreement

NIEUW AMSTERDAM RECEIVABLES CORPORATION , as a Conduit Purchaser

By:

Name: Title:

Address: c/o Global Securitization Services, LLC 445 Broadhollow Road, Suite 239 Melville, New York 11747 Attention: Tony Wong Fax: (212) 302-8767

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Committed Purchaser and a Managing Agent

By:	/s/ James Han

Name: James Han Title: Vice President

By:	/s/ Brett Delfino

Name: Brett Delfino Title: Executive Director

Address: Rabobank International, New York Branch 245 Park Avenue New York, New York 100167 Attention: Neetu Mohan Fax: (212) 309-5120

Signature Page to
Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

               As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               “Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

               “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

               “Affected Committed Purchaser” has the meaning specified in Section 11.1(c).

               “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

               “Collateral Agent” has the meaning set forth in the preamble to this Agreement.

               “Aggregate Capital” means, at any time, the sum of all Capital of all Purchaser Interests.

               “Aggregate Reduction” has the meaning specified in Section 1.3.

               “Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Discount and Servicing Fee Reserve and the Dilution Reserve.

               “Aggregate Unpaids” means, at any time, an amount equal to the sum of all Capital and all other unpaid Obligations (whether due or accrued) at such time.

               “Agreement ” means this Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

               “Alternate Base Rate” means, for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate or (ii) one-half of one percent (0.50%) per annum above the Federal Funds Effective Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

               “Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 5.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 8.1(d), (iii) the Business Day specified in a written notice from the Collateral Agent pursuant to Section 8.2 following the occurrence of any other Amortization Event, and (iv) the date which is sixty (60) Business Days after the Collateral Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

               “Amortization Event” has the meaning specified in Article VIII.

               “Applicable Margin” means, on any date and with respect to each funding made at the LIBO Rate, the number of basis points per annum set forth under the heading “Eurodollar Rate +” which corresponds to the “Debt Rating” of McKesson on such date, under and as defined in the definition of “Applicable Rate” set forth in the Revolving Credit Agreement; provided, however, that if (i) the Revolving Credit Agreement terminates, by acceleration or otherwise, and is replaced by a successor or replacement facility of similar tenor, “Applicable Margin” shall mean, on any date and with respect to each funding made at the LIBO Rate, the number of basis points per annum in excess of the eurodollar rate or London-interbank offered rate (or similar rate howsoever denominated) set forth in the agreement evidencing such replacement or successor facility, applicable on such date to advances or loans funded by the lenders to McKesson thereunder which pursuant to the terms thereof accrue interest at such rate or (ii) the Revolving Credit Agreement terminates, by acceleration or otherwise, and is not replaced by a successor or replacement facility of similar tenor, “Applicable Margin” shall mean, on any date and with respect to each funding made at the LIBO Rate, the number of basis points per annum set forth under the heading “Eurodollar Rate +” which corresponds to the “Debt Rating” of McKesson under and as defined in the definition of “Applicable Rate” set forth in the Revolving Credit Agreement on the date of such termination.

               “Assignment Agreement” has the meaning set forth in Section 11.1(b).

               “Authorized Officer” shall mean, with respect to any Seller Party, its respective corporate controller, treasurer, assistant treasurer, vice president-finance or chief financial officer and, in addition, in the case of the Seller, its president so long as the president retains the duties of a financial officer of the Seller.

               “Bank One” has the meaning set forth in the preamble to this Agreement.

               “Bank One Group Reference Bank ” means Bank One or such other bank as Bank One shall designate with the consent of Seller.

               “Base Rate” means:

               (a) with respect to PREFCO and its Committed Purchasers and Falcon and its Committed Purchasers, a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Bank One Group Reference Bank from time to time, changing when and as such rate changes;

               (b) with respect to Blue Ridge and its Committed Purchasers, the Alternate Base Rate;

               (c) with respect to Liberty Street and its Committed Purchasers, a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Scotia Group Reference Bank from time to time, changing when and as such rate changes;

               (d) with respect to Three Pillars, on any date of determination, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest most recently announced by SunTrust as its “prime rate”, changing when and as such rate changes and (ii) the SunTrust Federal Funds Rate most recently determined by SunTrust plus 0.50% per annum (it being understood that the Base Rate is not necessarily intended to be the lowest rate of interest determined by SunTrust in connection with extensions of credit);

               (e) with respect to Gotham and its Committed Purchasers, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest most recently announced by BTM Trust Company in New York, New York as its “prime rate” and (ii) the BTM Federal Funds Rate most recently determined by BTM plus 0.50% per annum (it being understood that the Base Rate is not necessarily intended to be the lowest rate of interest determined by BTM in connection with extensions of credit); and

               (f) with respect to Nieuw Amsterdam and its Committed Purchasers, on any date, a fluctuating interest rate per annum equal to the higher of (i) the per annum rate of interest announced from time to time by Rabobank International, New York Branch as its “base rate” and (ii) 0.50% per annum above the Rabobank Federal Funds Rate.

               “Blue Ridge” means Blue Ridge Funding Corporation, in its individual capacity, and its successors.

               “Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article XI or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) Yield that would have accrued during the remainder of the Tranche Periods (or, in the case of Purchaser Interests funded through Pooled Commercial Paper, the tranche periods for such Pooled Commercial Paper) determined by the Collateral Agent or the applicable Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

               “BTM” means The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, in its individual capacity and its successors.

               “BTM Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BTM from three federal funds brokers of recognized standing selected by it.

               “BTM Group Reference Bank” means BTM or such other bank as BTM shall designate with the consent of Seller.

               “Business Day” means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, San Francisco, California or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

               “Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Collateral Agent which in each case has been applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided, that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

               “CGSF” means California Golden State Finance Company, a California corporation.

               “Change of Control” means, (i) with respect to McKesson, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the outstanding shares of voting stock of McKesson and (ii) with respect the Seller or CGSF, McKesson’s failure to own, directly or indirectly, 100% of the issued and outstanding capital stock of the applicable entity.

               “Collateral Agent” has the meaning set forth in the preamble to this Agreement.

               “Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

               “Collection Account Agreement ” means an agreement substantially in the form of Exhibit VI ,or such other agreement in form and substance acceptable to the Collateral Agent, among the Originator, Seller, the Collateral Agent and a Collection Bank.

               “Collection Bank ” means, at any time, any of the banks holding one or more Collection Accounts.

               “Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Collateral Agent to a Collection Bank.

               “Collection Period” means each calendar month.

               “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

               “Commercial Paper” means promissory notes of any Conduit Purchaser issued by such Conduit Purchaser in the commercial paper market.

               “Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to purchase its Pro Rata Share of Purchaser Interests from (i) Seller and (ii) the Conduit Purchasers, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Committed Purchaser’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof.

               “Committed Purchaser” has the meaning set forth in the preamble to this Agreement. As of the Effective Date, the Committed Purchasers are Bank One, Wachovia, Scotia, Three Pillars, BTM and Rabobank.

               “Concentration Limit” means, at any time, for any Obligor, the maximum amount of Receivables owned by the Seller which may be owing from such Obligor, which at any time shall be equal to such Obligor’s Standard Concentration Limit or Special Concentration Limit, as applicable by definition to such Obligor; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor.

               “Conduit Purchaser” has the meaning set forth in the preamble to this Agreement. As of the Effective Date, the Conduit Purchasers are PREFCO, Falcon, Blue Ridge, Liberty Street, Three Pillars, Gotham and Nieuw Amsterdam.

               “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

               “Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

               “CP Rate” means, with respect to any Conduit Purchaser for any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper issued by such Conduit Purchaser having a term equal to such CP Tranche Period are sold by plus any and all applicable issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of such Commercial Paper and other costs associated with funding small or odd-lot amounts; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the applicable Conduit Purchaser is a discount rate (or rates), the “CP Rate” for such Conduit Purchaser for such CP Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from the relevant Managing Agent’s converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

Notwithstanding the foregoing, with respect to Purchaser Interests funded through Pooled Commercial Paper, the CP Rate for any CP Tranche Period means:

          (i) in the case of Liberty Street, the per annum rate equivalent to the weighted average cost (as determined by its Managing Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Pooled Commercial Paper maturing on dates other than those on which corresponding funds are received by Liberty Street, other borrowings by Liberty Street (other than under any commercial paper program support agreement) and any other costs associated with the issuance of Pooled Commercial Paper) of or related to the issuance of Pooled Commercial Paper that are allocated, in whole or in part, by Liberty Street or its Managing Agent to fund or maintain its Purchaser Interests (and which may be also allocated in part to the funding of other assets of Liberty Street) during such CP Tranche Period; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for Liberty Street for such Purchaser Interest for such CP Tranche Period, Liberty Street shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; and

          (ii) in the case of PREFCO and Falcon, for each day during the related CP Tranche Period, the sum of (a) discount accrued on Pooled Commercial Paper of such Conduit Purchaser on such day, plus (b) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper of such Conduit Purchaser for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any receivables interest of such Conduit Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper, as calculated by its Managing Agent on the tenth (10th) Business Day immediately preceding each Settlement Date based on the aggregate amount of such costs for the applicable CP Tranche Period and the number of days during which Capital was outstanding during such period and notified to the Seller for each of PREFCO and Falcon, without the need to express such CP Rate as a per annum rate. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by Bank One, in its capacity as the Managing Agent for PREFCO and Falcon in its sole discretion to result in incrementally higher costs of Pooled Commercial Paper applicable to such Incremental Purchase, the Capital of the Purchaser Interest associated with any such Incremental Purchase shall, during such period, be deemed to be funded by PREFCO and/or Falcon, as applicable, in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining the CP Rate applicable only to such special pool and charged each day during such period against such Capital;

          (iii) in the case of Nieuw Amsterdam, the per annum rate equal to the weighted average of the per annum rates paid or payable by Nieuw Amsterdam from time to time as interest on Pooled Commercial Paper (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Pooled Commercial Paper Notes issued by Nieuw Amsterdam maturing on dates other than those certain dates on which it is to receive funds) in respect of Pooled Commercial Paper issued by it that is allocated, in whole or in part, to fund or maintain its Purchaser Interests during any applicable CP Tranche, which rates shall reflect and give effect to (A) the commissions of placement agents and dealers in respect of such Pooled Commercial Paper, to the extent such commissions are reasonably allocated, in whole or in part, to such Pooled Commercial Paper and (B) other borrowings by Nieuw Amsterdam, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, that if any component of such rate is a discount rate, in calculating the “CP Rate”, there shall be used in lieu thereof the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and

          (iv) with respect to any other Conduit Purchaser which elects to fund Purchaser Interests through Pooled Commercial Paper, such rate as may be mutually agreed upon in writing by the Seller, such Conduit Purchaser and such Conduit Purchaser’s Managing Agent and notified in writing to the other parties hereto.

               “CP Tranche Period” means a period of not less than one (1) nor more than ninety (90) days, commencing on a Business Day requested by the Seller and agreed to by the applicable Managing Agent pursuant to Section 1.2; provided, however, that the CP Tranche Period for any Purchaser Interest funded through Pooled Commercial Paper shall be (i) the date from which such Purchaser Interest ceases to be allocated to a CP Tranche Period pursuant to Section 1.2 until the last Business Day of the Accrual Period in which such CP Tranche Period ended and (ii) thereafter each Accrual Period.

               “Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

               “Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article IV are no longer true with respect to such Receivable.

               “Defaulted Receivable ” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 8.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iii) which has been identified by Seller as uncollectible in accordance with the Credit and Collection Policy or (iv) as to which any payment, or part thereof, remains unpaid for ninety (90) days or more from the original due date for such payment.

               “Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

               “Default Proxy Ratio ” means, as of the last day of any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate gross debit Outstanding Balance of all Receivables (without duplication) which remain unpaid for more than sixty (60) but less than ninety-one (91) or more days from the original due date at any time during the Collection Period then ending plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off the Seller’s books as uncollectible and are less than ninety (90) days old during such period plus the aggregate Outstanding Balance of all Receivables (without duplication) with respect to which the related Obligors are subject to a proceeding of the type described in Section 8.1(d) but which have not yet been written off the Seller’s books as uncollectible, divided by (ii) the aggregate Outstanding Balance of all Receivables generated during the Collection Period which ended three (3) Collection Periods prior to such last day.

               “Delinquency Ratio” means, as of the last day of any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time and as of the last day of the two (2) preceding Collection Periods by (ii) the sum of the aggregate Outstanding Balance of all Receivables as of the last day of each of such three (3) Collection Periods.

               “Delinquent Receivable ” means a Receivable as to which any payment, or part thereof, remains unpaid for sixty (60) days or more from the original due date for such payment.

               “Designated Obligor” means an Obligor indicated by the Collateral Agent to Seller in writing.

               “Dilution Horizon Ratio” means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate of all Receivables generated during the most recently ended Collection Period by (ii) the aggregate Outstanding Balance of total Eligible Receivables as at the last day of the most recently ended Collection Period.

               “Dilution Ratio ” means, for any Collection Period, the ratio (expressed as a percentage) computed as of the last day of such Collection Period by dividing (i) an amount equal to the aggregate reductions in the Outstanding Balance of any Receivable as a result of any Dilutions during such Collection Period by (ii) the aggregate Outstanding Balance of all Receivables generated during such Collection Period.

               “Dilution Reserve” means, on any date, an amount equal to (x) the greater of (i) 3% and (ii) the Dilution Reserve Ratio then in effect times (y) the aggregate Outstanding Balance of Eligible Receivables (net of Earned Discounts and quarterly volume rebates) as of the close of business on the immediately preceding Business Day.

               “Dilution Reserve Ratio” means, as of any date, an amount calculated as follows:

               DRR = [(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR)]] x DHR

               where:

DRR =	the Dilution Reserve Ratio;

ADR =	the average of the Dilution Ratios for the past twelve Collection Periods;

HDR =	the highest average of the Dilution Ratios for any three consecutive Collection Periods during the most recent twelve months; and

DHR =	the Dilution Horizon Ratio.

The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.

               “Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”, other than (a) the aggregate dollar amount of all reductions in the aggregate Outstanding Balance of all Receivables resulting from discounts earned by Obligors due to payments made by such Obligors on account of Receivables within their payment terms and (b) volume rebates.

               “Disclosed Matters” means (i) those matters described in McKesson’s press release dated April 28, 1999 (the “Press Release”), (ii) litigation which (A) is related to the matters disclosed in the Press Release and (B) has been disclosed to the Collateral Agent, the

Managing Agents and the Purchasers prior to the Effective Date, and (iii) other matters related to the matters disclosed in the Press Release which have been publicly disclosed by McKesson in its filings with the Securities and Exchange Commission prior to the Effective Date.

               “Discount and Servicing Fee Reserve” means, on any date, the sum of (i) one and one-half of one percent (1.5%) times the lower of the Net Receivables Balance and the Purchase Limit as of the close of business on the immediately preceding Business Day plus (ii) the average outstanding amount of accrued and unpaid Yield and fees during the preceding Collection Period, such component to be calculated in each Monthly Report which component shall, absent manifest error, become effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date. The Collateral Agent shall estimate the component of the Discount and Servicing Fee Reserve described in clause (ii) above for the period from the initial purchase hereunder until the first Monthly Settlement Date.

               “Discount Rate” means the CP Rate, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser Interest.

               “Dollars”, “$” or “U.S.$” means United States dollars.

               “Earned Discounts” means, as of any date of determination, the sum of (a) the aggregate dollar amount of all rebate accruals resulting from volume discounts earned by Obligors for reasons other than payments made by such Obligors on account of Receivables within their payment terms and (b) an amount equal to the product of (i) 2.0% and (ii) the aggregate Outstanding Balance of all Receivables (net of quarterly volume rebates).

               “Effective Date” means June 11, 2004.

               “Eligible Receivable” means, at any time, a Receivable:

          (i) the Obligor of which (a) if a corporation or other business organization, including any sole proprietorship, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; provided, however, that nothing contained herein shall preclude any natural person from providing a personal guarantee in favor of a corporation or other business organization, including any sole proprietorship, with respect to any Receivable; (b) is not an Affiliate of any of the parties hereto; and (c) is not a Designated Obligor,

          (ii) the Obligor of which is not an Obligor on Defaulted Receivables, the balance of which exceeds twenty-five percent (25%) or more of such Obligor’s Receivables,

          (iii) which is not a Defaulted Receivable or a Delinquent Receivable,

          (iv) which (i) by its terms is due and payable within thirty (30) days of the original billing date therefor and has not had its payment terms extended or (ii) is an Extended Term Receivable,

          (v) which is an “account” within the meaning of Section 9-105 of the UCC of all applicable jurisdictions,

          (vi) which is denominated and payable only in United States dollars in the United States,

          (vii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Collateral Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, rescission, counterclaim or other defense,

          (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Seller under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement.

          (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator, which goods shall have been sold and delivered and which services shall have been fully performed,

          (x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

          (xi) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

          (xii) which was generated in the ordinary course of Originator’s business pursuant to duly authorized Contracts,

          (xiii) which arises solely from the sale of goods or the provision of services, within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, to the related Obligor by Originator, and not by any other Person (in whole or in part),

          (xiv) which has been validly transferred by (a) the Originator to CGSF under the Tier One Receivables Sale Agreement and (b) by CGSF to the Seller under the Tier Two Receivables Sale Agreement, and

          (xv) in which the Collateral Agent has a valid and perfected security interest.

               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               “Extended Term Receivable ” means a Receivable which by its terms is due and payable more than thirty (30) but less than sixty-one (61) days after the original billing date therefor and has not had its payment terms extended.

               “Extended Term Receivables Limit” means, at any time, with respect to all Extended Term Receivables, an amount equal to 5% of the aggregate Outstanding Balance of all Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time.

               “Facility Termination Date” means the earlier of June 11, 2007 and the Liquidity Termination Date.

               “Falcon” means Falcon Asset Securitization Corporation, in its individual capacity, and its successors.

               “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by Wachovia from three federal funds brokers of recognized standing selected by it.

               “Fee Letter” means that certain Fourth Amended and Restated Fee Letter dated as of the Effective Date among the Seller, the Originator, the Managing Agents and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

               “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

               “Fitch” means Fitch, Inc. and any successor thereto.

               “Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit Purchaser.

               “Funding Source” means (i) any Committed Purchaser or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit Purchaser.

               “Gotham” means Gotham Funding Corporation, a Delaware corporation, in its individual capacity and its successors.

               “Government Receivable” means a Receivable, the Obligor of which is a government or a governmental subdivision or agency.

               “Government Receivables Limit” means, at any time, with respect to all Government Receivables, an amount equal to 3% of the aggregate Outstanding Balance of all Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time.

               “Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Capital hereunder.

               “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

               “Independent Director” shall mean a member of the Board of Directors of the Seller who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or any Affiliate of the Seller and (iii) is not connected as an officer, employee, promoter, underwriter, trustee, partner, director of person performing similar functions within the Seller, any Affiliate of the Seller or any Person with a material direct or indirect financial interest in the Seller.

               “Joinder Agreement” has the meaning set forth in Section 11.3.

               “Liberty Street” means Liberty Street Funding Corp., in its individual capacity, and its successors.

               “LIBO Business Day” means a day of the year on which dealings in U.S. Dollar deposits are carried on the London interbank market.

               “LIBO Rate” means:

               (a) with respect to PREFCO and its Committed Purchasers and Falcon and its Committed Purchasers, the rate per annum equal to the sum of (i) (x) the rate at which deposits in U.S. Dollars are offered by the Bank One Group Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by (y) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Bank One Group Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin, rounded, if necessary, to the next higher 1/16 of 1%;

               (b) with respect to Blue Ridge and its Committed Purchasers, the rate per annum equal to the sum of (i) (x) the rate per annum determined on the basis of the offered rate for deposits in U.S. Dollars of amounts equal or comparable to the approximate amount of the Capital of the Purchaser Interest to be funded or maintained offered for a term comparable to the relevant Tranche Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>,” effective as of 11:00 a.m. (London time) two (2) LIBO Business Days prior to the first day of the relevant Tranche Period, provided, that if no such offered rates appear on such page, the rate for such Tranche Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1% of rates quoted by not less than two major banks in New York City, selected by the Managing Agents, at approximately 10:00 a.m. (New York City time), two LIBO Business Days prior to the first day of such Tranche Period, for deposits in U.S. Dollars offered by leading European banks for a period comparable to such Tranche Period in an amount equal or comparable to the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by (y) one minus the maximum reserve percentage, if any, applicable to Wachovia under Regulation D during such Tranche Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be applicable) for determining Wachovia’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Tranche Period consisting or included in the computation of “Eurocurrency Liabilities” pursuant to Regulation D, plus (ii) the Applicable Margin. Without limiting the effect of the foregoing clause (b), the maximum reserve percentage calculated pursuant to clause (b)(i)(y) above shall reflect any other reserves required to be maintained by Wachovia by reason of any regulatory change against (a) any category of liabilities which included deposits by reference to which the “London Interbank Offered Rate” is to be determined or (b) any category of extensions of credit or other assets which include London Interbank Offered Rate-based credits or assets;

               (c) with respect to Liberty Street and its Committed Purchasers, the rate per annum equal to the sum of (i) (x) the rate at which deposits in U.S. Dollars are offered by the Scotia Group Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by (y) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Scotia Group Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin, rounded, if necessary, to the next higher 1/16 of 1%;

               (d) with respect to Three Pillars and its Committed Purchasers, for any Tranche Period, the rate per annum equal to the sum of (i) the rate per annum two Business Days prior to the first day of such Tranche Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading “USD” as of 11:00 a.m. (London time); provided, that in the event no such rate is shown, the “LIBO Rate” shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two (2) such rates are displayed, or if no such rate is relevant, the “LIBO Rate” shall be the rate per annum equal to the average of the rates at which deposits in Dollars for one month are offered by SunTrust at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period in the London interbank market plus (ii) the Applicable Margin;

               (e) with respect to Gotham and its Committed Purchasers, for any Tranche Period, the sum of (i) either (x) the interest rate per annum designated as The Bank of Tokyo-Mitsubishi LIBO Rate for a period of time comparable to such Tranche Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Tranche Period or (y) if such rate cannot be determined under clause (x), an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100 th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration equal to such Tranche Period in a principal amount substantially equal to the applicable amount of the Capital to be funded or maintained are offered to the principal London office of the BTM Group Reference Bank by three London banks, selected by the related Managing Agent in good faith at about 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Tranche Period plus (ii) the Applicable Margin; and

               (f) with respect to Nieuw Amsterdam and its Committed Purchasers, for any Tranche Period, the sum of (i) (x) the rate of interest mentioned at the display of the London Interbank Offered Rates of major banks for Eurodollar Deposits designated as page “LIBO” on the Reuters Monitor Money Rates Services (or such other page as may replace the LIBO page for the purpose of displaying such London Interbank Offered Rates for Eurodollar Deposits) at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period for deposits in Dollars in an amount comparable to the amount of the applicable Tranche and for a period comparable in duration to such Tranche Period divided by (y) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Rabobank Group Reference Bank in respect of Eurocurrency Liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin.

               “Liquidity Agreement” means an agreement entered into by a Conduit Purchaser with one or more financial institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit Purchaser under this Agreement.

               “Liquidity Termination Date” means June 9, 2005, unless such date is extended with the consent of the parties hereto.

               “Lock-Box” means a locked postal box maintained by McKesson, in its capacity as Servicer with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

               “Loss Horizon Ratio” means, for any Collection Period, a fraction (calculated as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables generated during the three (3) most recently ended Collection Periods by (ii) the aggregate Outstanding Balance of total Eligible Receivables as at the last day of the most recently ended Collection Period.

               “Loss Reserve” means, on any date, an amount equal to (x) the greater of (i) 21.5% and (ii) the Loss Reserve Ratio then in effect times (y) the aggregate Outstanding Balance of Eligible Receivables (net of Earned Discounts and quarterly volume rebates) as of the close of business on the immediately preceding Business Day.

               “Loss-to-Balance Ratio” means, as of the last day of any Collection Period, a percentage equal to (i) the aggregate amount of Receivables which were Defaulted Receivables as of the last day of such Collection Period and as of the last day of the two (2) preceding Collection Periods plus, without duplication, the dollar amount of Receivables less than ninety (90) days past due which were written off as uncollectible during such three Collection Periods, divided by (ii) the sum of the aggregate Outstanding Balance of all Receivables as of the last day of such three (3) Collection Periods.

               “Loss Reserve Ratio” means, as of any date, an amount calculated as follows:

LRR =	2.0 x DPR x LHR

where

LRR =	the Loss Reserve Ratio;

DPR =	the highest average of the Default Proxy Ratios for any three consecutive Collection Periods during the most recent twelve months; and

LHR =	the Loss Horizon Ratio.

The Loss Reserve Ratio shall be calculated monthly in each Monthly Report and such Loss Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.

               “Managing Agent” has the meaning set forth in the preamble to this Agreement. As of the Effective Date, the Managing Agents are Bank One, Wachovia, Scotia, STCM, BTM and Rabobank.

               “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Material Subsidiaries (except as otherwise disclosed to or discussed with the Managing Agents prior to the date hereof), (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables; provided, that the insolvency of, or any other event with respect to, any Obligor or Obligors which results in the Eligible Receivables from such Obligor or Obligors ceasing to be Eligible Receivables shall not be deemed to have a “Material Adverse Effect” so long as (x) immediately after giving effect to such insolvency or event, as applicable, the Net Receivables Balance less the Aggregate Reserves equals or exceeds the Aggregate Capital, and (y) such insolvency or event, as applicable, does not materially adversely affect the ability of the initial Servicer to perform its obligations and duties under this Agreement.

               “Material Subsidiary” means, at any time, any Subsidiary of McKesson having at such time ten percent (10%) or more of McKesson’s consolidated total (gross) revenues for the preceding four fiscal quarter period, as of the last day of the preceding fiscal quarter based upon McKesson’s most recent annual or quarterly financial statements delivered to the Collateral Agent and the Managing Agents under Section 6.1(a).

               “McKesson” has the meaning set forth in the preamble to this Agreement.

               “Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 7.5.

               “Monthly Settlement Date” means the twentieth (20th) day of each month, or, if such date is not a Business Day, the next succeeding Business Day.

               “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

               “Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time (net of all Earned Discounts and quarterly volume rebates then in effect) reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the aggregate amount by which the Outstanding Balance of all Government Receivables exceeds the Government Receivables Limit, (iii) the aggregate amount by which the Outstanding Balance of all Extended Term Receivables exceeds the Extended Term Receivables Limit and (iv) the excess of (A) the Outstanding Balance of all Eligible Receivables with respect to which Eckerd Drug Co. or The Jean Coutu Group (PJC) USA Inc. (d/b/a Brooks Pharmacy) is the Obligor over (B) an amount equal to 7.83% of the aggregate Outstanding Balance of all Eligible Receivables (net of all Earned Discounts and quarterly volume rebates).

               “Net Worth” means the sum of a capital stock and additional paid in capital plus retained earnings (or minus accumulated deficits) of the Originator and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles on such date.

               “Nieuw Amsterdam” means Nieuw Amsterdam Receivables Corporation, a Delaware corporation, in its individual capacity and its successors.

               “Obligations ” shall have the meaning set forth in Section 2.1.

               “Obligor” means a Person obligated to make payments pursuant to a Contract.

               “Originator” means McKesson, in its capacity as Seller under the Tier One Receivables Sale Agreement.

               “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

               “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               “Pooled Commercial Paper” means Commercial Paper notes of a Conduit Purchaser subject to any particular pooling arrangement by such Conduit Purchaser but excluding Commercial Paper issued by a Conduit Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Purchaser; provided, however, that if and to the extent that the Seller requests a Conduit Purchaser to issue Commercial Paper notes with particular tranche periods and the related Managing Agent agrees to such request, such Commercial Paper notes shall not constitute Pooled Commercial Paper

               “Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

               “PREFCO” has the meaning set forth in the preamble to this Agreement.

               “Prime Rate” means the rate of interest per annum publicly announced from time to time by Wachovia as its “prime rate.” (The “prime rate” is a rate set by Wachovia based upon various factors including Wachovia’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate announced by Wachovia shall take effect at the opening of business on the day specified in the public announcement of such change.

               “Proposed Reduction Date” has the meaning set forth in Section 1.3.

               “Pro Rata Share” means, for each Purchaser, as applicable, a fraction (expressed as a percentage), the numerator of which is the Capital associated with such Purchaser and the denominator of which is the Aggregate Capital.

               “Purchase Limit” means $1,400,000,000.

               “Purchase Notice” has the meaning set forth in Section 1.2.

               “Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net

Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

               “Purchaser” means any Conduit Purchaser or Committed Purchaser, as applicable.

               “Purchaser Group” means a group consisting of one or more Conduit Purchasers, the related Committed Purchasers and the related Managing Agent. As of the date hereof, the Purchaser Groups are (i) the Bank One Purchaser Group, consisting of PREFCO and Falcon, as Conduit Purchasers and Bank One, as Committed Purchaser and Managing Agent, (ii) the Wachovia Purchaser Group, consisting of Blue Ridge, as a Conduit Purchaser and Wachovia, as Committed Purchaser and Managing Agent, (iii) the Scotia Purchaser Group, consisting of Liberty Street, as Conduit Purchaser and Scotia, as Committed Purchaser and Managing Agent, (iv) the SunTrust Purchaser Group, consisting of Three Pillars, as Conduit Purchaser and Committed Purchaser and STCM, as Managing Agent, (v) the BTM Purchaser Group, consisting of Gotham, as Conduit Purchaser and BTM, as Committed Purchaser and as Managing Agent and (vi) the Rabobank Purchaser Group, consisting of Nieuw Amsterdam, as Conduit Purchaser and Rabobank, as Committed Purchaser and Managing Agent.

               “Purchaser Group Limit” means, for any Purchaser Group at any time, the aggregate amount of the Commitments of the Committed Purchasers in such Purchaser Group at such time.

               “Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to the terms and conditions hereof in (i) each and every Receivable, (ii) all Related Security with respect to the Receivables, and (iii) all Collections with respect to, and other proceeds of the Receivables. Each such undivided percentage interest shall equal:

C
NRB - AR
where:

C	=	the Capital associated with such Purchaser Interest

AR	=	Aggregate Reserves

NRB	=	the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until its Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding its Amortization Date shall remain constant at all times after such Amortization Date.

               “Rabobank” means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, in its individual capacity and its successors.

               “Rabobank Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Rabobank from three federal funds brokers of recognized standing selected by it.

               “Rabobank Group Reference Bank” means Rabobank or such other bank as Rabobank shall designate with the consent of the Seller.

               “Rating Agency” means each of S&P and Moody’s.

               “Receivable ” means any indebtedness or obligations owed to Seller by an Obligor (without giving effect to any transfer or conveyance hereunder) or in which the Seller has a security interest or other interest, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of pharmaceutical and other products and related services by the Originator to retail, chain and hospital pharmacies or drugstores and other healthcare facilities, and any other entities engaged in the sale or provision of pharmaceutical products and other products and related services, including, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

               “Receivables Dilution Ratio” means, as of the last day of any Collection Period, a percentage equal to (i) the aggregate amount of Dilutions plus any Earned Discounts or quarterly volume rebates) during such Collection Period and the two (2) preceding Collection Periods, divided by (ii) the sum of the aggregate Outstanding Balance of all Receivables as of the last day of each of such three (3) Collection Periods.

               “Receivables Sale Agreement” means (1) the Tier One Receivables Sale Agreement, or (2) the Tier Two Receivables Sale Agreement, as applicable.

               “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

               “Reduction Notice” has the meaning set forth in Section 1.3.

               “Reinvestment ” has the meaning set forth in Section 2.2.

               “Related Security” means, with respect to any Receivable:

          (i) all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iv) all service contracts and other contracts and agreements associated with such Receivable,

          (v) all Records related to such Receivable,

          (vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreements in respect of such Receivable, and

          (vii) all proceeds of any of the foregoing.

               “Required Capital Amount” means, as of any date of determination, an amount equal to the Net Receivables Balance multiplied by 3%.

               “Required Committed Purchasers” means, at any time, Committed Purchasers with Commitments in excess of 66-2/3% of the Purchase Limit.

               “Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
<$100,000,000	two Business Days
$100,000,000 to $250,000,000	five Business Days
>$250,000,000	ten Business Days

provided, that the Required Notice Period shall be one Business Day if the Seller is curing a default of the type described in Section 8.1(e) or a breach of the negative covenant set forth in Section 7.2(e).

               “Revolving Credit Agreement” means that certain Credit Agreement, dated as of September 30, 2002 among McKesson, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, Wachovia, as documentation agent, Bank One, as documentation agent, the other “Lenders” party thereto and Banc of America Securities LLC, as sole lead arranger and sole book manager (as amended, restated, supplemented or otherwise modified from time to time) providing a 364-day revolving credit facility in favor of McKesson.

               “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

               “Scotia ” means The Bank of Nova Scotia, in its individual capacity, and its successors.

               “Scotia Group Reference Bank ” means Scotia or such other bank as Scotia shall designate with the consent of Seller.

               “Seller” has the meaning set forth in the preamble to this Agreement.

               “Seller Interest” means, at any time, an undivided percentage ownership interest of Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one, minus (ii) the aggregate of the Purchaser Interests.

               “Seller Parties” has the meaning set forth in the preamble to this Agreement.

               “Servicer” means at any time the Person (which may be the Collateral Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

               “Servicing Fee” has the meaning set forth in Section 7.6 of this Agreement.

               “Settlement Date” means (A) the Monthly Settlement Date and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest.

               “Settlement Period” means (A) in respect of each Purchaser Interest of the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Committed Purchasers, the entire Tranche Period of such Purchaser Interest.

               “Special Concentration Limit” means, at any time, with respect to any Special Obligor (together with its Affiliates or subsidiaries), the lesser of (i) the applicable percentage set forth below multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) the maximum dollar amounts set forth below, in each case corresponding to the Moody’s and S&P short-term debt ratings for such Special Obligor at such time or such percentage as may be otherwise set forth below with respect to such Special Obligor:

     Special Obligors with ratings at or above:

S&P Rating		Moody’s Rating	Percentage	Maximum Dollar Amount
A-1+	and	P-1	11%	$350,000,000
A-1	and	P-1	8%	$250,000,000
A-2	and	P-2	6%	$200,000,000
lower than A-2 or unrated	and	lower than P-2 or unrated	3%	$175,000,000

provided, that notwithstanding the foregoing grid:

          (a) the Special Concentration Limit for Rite Aid Corporation shall be the lesser of (i) 4% multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) $175,000,000;

          (b) the Special Concentration Limit for Eckerd Drug Co. shall be the lesser of (i) 6.67% multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) $200,000,000;

          (c) the Special Concentration Limit for Caremark Rx, Inc. shall be the lesser of (i) 6.67% multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) $200,000,000; and

          (d) for so long as the short-term debt rating of Albertson’s, Inc. from Moody’s is “P-2” or higher and “A-2” or higher from S&P, the Special Concentration Limit for Albertson’s, Inc. shall be the lesser of (i) 13% multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) $400,000,000, it being understood that if, at any time, (x) the short-term debt rating of Albertson’s, Inc. from S&P is below “A-2” or “P-2” from Moody’s or (y) the short-term debt of Albertson’s, Inc. is unrated by either S&P or Moody’s, the Standard Concentration Limit shall apply to such Obligor;

          (e) the Special Concentration Limit for The Jean Coutu Group (PJC) USA Inc. (d/b/a Brooks Pharmacy) shall be the lesser of (i) 6.67% multiplied by the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time and (ii) $200,000,000;

provided, further, that any Managing Agent or the Required Committed Purchasers may, upon not less than fifteen (15) Business Days’ notice to Seller, cancel or reduce any Special Concentration Limit.

               “Special Obligor” means Rite Aid Corporation, Albertson’s, Inc., Wal-Mart Stores, Inc., Caremark Rx, Inc., Eckerd Drug Co., Target Corporation, Walgreen Stores RX/OTC, Safeway, Inc., The Jean Coutu Group (PJC) USA Inc. (d/b/a Brooks Pharmacy) and such other Special Obligors as may be designated by the Managing Agents from time to time.

               “Standard Concentration Limit” means, at any time, with respect to any Obligor other than a Special Obligor, 3% times the aggregate Outstanding Balance of Eligible Receivables (net of all Earned Discounts and quarterly volume rebates) at such time.

               “STCM” means SunTrust Capital Markets, Inc., a Tennessee corporation, in its individual capacity and its successors.

               “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

               “SunTrust” means SunTrust Bank, a Georgia banking corporation, in its individual capacity and its successors.

               “SunTrust Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by SunTrust from three federal funds brokers of recognized standing selected by it.

               “Terminating Committed Purchaser” has the meaning set forth in Section 11.5.

               “Terminating Tranche ” has the meaning set forth in Section 4.3(b).

               “Termination Date” has the meaning set forth in Section 11.5.

               “Termination Percentage ” means, with respect to any Terminating Committed Purchaser, a percentage equal to (i) the Capital of such Terminating Committed Purchaser outstanding on its respective Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date.

               “Three Pillars” means Three Pillars Funding LLC, a Delaware limited liability company, in its individual capacity and its successors.

               “Tier One Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of the date hereof, between the Originator and CGSF, (as amended, restated, supplemented or otherwise modified and in effect from time to time).

               “Tier Two Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of the date hereof, between CGSF and the Seller, (as amended, restated, supplemented or otherwise modified and in effect from time to time).

               “Total Capitalization” means, on any date, the sum of (a) Total Debt and (b) the Net Worth on such date.

               “Total Debt” means, on any date, all “Indebtedness” (as such term is defined in the Revolving Credit Agreement) of the Originator and its Subsidiaries determined on a consolidated basis.

               “Tranche Period” means, with respect to any Purchaser Interest:

          (a) if Yield for such Purchaser Interest is calculated with respect to the CP Rate, the relevant CP Tranche Period;

          (b) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or such Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

          (c) if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Managing Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent. In no event shall any Tranche Period extend beyond the Facility Termination Date.

               “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreements, each Collection Account Agreement, the Fee Letter, each Liquidity Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

               “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

               “Wachovia” means Wachovia Bank, N.A., in its individual capacity, and its successors.

               “Yield” means for each respective Tranche Period relating to Purchaser Interests, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

               All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York or California, as applicable, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

Bank One, NA,	SunTrust Capital Markets, Inc.,
as Managing Agent	as Managing Agent
Suite 0079, 1-21	303 Peachtree Street, NE
1 Bank One Plaza	24th Floor, MC 3950
Chicago, Illinois 60670	Atlanta, Georgia 30308
Attention: Asset Backed Finance	Attention: Securitization Asset Management
Group
Wachovia Bank, N.A.,	The Bank of Tokyo-Mitsubishi, Ltd.,
as Managing Agent	as Managing Agent
191 Peachtree Street, NE-GA-423	1251 Avenue of the Americas
Atlanta, Georgia 30303	New York, New York 10020
Attention: Elizabeth Wagner	Attention: Securitization Group

The Bank of Nova Scotia,	Cooperatieve Centrale Raiffeisen-
as Managing Agent	Boerenleenbank B.A., “Rabobank
One Liberty Plaza	International”, New York Branch, as Managing
New York, New York 10006	Agent
Attention: Michael Eden	245 Park Avenue
New York, New York 10167
Attention: Neetu Mohan

Re: Purchase Notice

Ladies and Gentlemen:

               The undersigned refers to the Amended and Restated Receivables Purchase Agreement, dated as of June 11, 2004 (the “Receivables Purchase Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, as Seller and McKesson Corporation, as initial Servicer, the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time parties thereto and Bank One, NA (Main Office Chicago), as Collateral Agent for the Purchasers, and hereby gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement, that the undersigned hereby requests an Incremental Purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Incremental Purchase (the “Proposed Purchase”) as required by Section 1.2 of the Receivables Purchase Agreement:

               (i) The Business Day of the Proposed Purchase is [insert purchase date], which date is at least two (2) Business Days after the date hereof.

II-1

               (ii) The requested Purchase Price in respect of the Proposed Purchase is $___.

               (iii) If the Proposed Purchase to be funded by the Committed Purchasers, the requested Discount Rate is ___ and the requested Tranche Period is ___.

               (iv) The requested maturity date for the Tranche Period is ___.

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

               (i) the representations and warranties of the undersigned set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the date of such Proposed Purchase as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from such Proposed Purchase, that will constitute an Amortization Event or a Potential Amortization Event; and

               (iii) the Facility Termination Date shall not have occurred, the aggregate Capital of all Purchaser Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%.

Very truly yours,

CGSF FUNDING CORPORATION

By:

Name:
Title:

II-2

EXHIBIT II-A

FORM OF REDUCTION NOTICE

[Date]

Bank One, NA,	SunTrust Capital Markets, Inc.,
as Managing Agent	as Managing Agent
Suite 0079, 1-21	303 Peachtree Street, NE
1 Bank One Plaza	24th Floor, MC 3950
Chicago, Illinois 60670	Atlanta, Georgia 30308
Attention: Asset Backed Finance	Attention: Securitization Asset Management
Group
Wachovia Bank, N.A.,	The Bank of Tokyo-Mitsubishi, Ltd.,
as Managing Agent	as Managing Agent
191 Peachtree Street, NE-GA-423	1251 Avenue of the Americas
Atlanta, Georgia 30303	New York, New York 10020
Attention: Elizabeth Wagner	Attention: Securitization Group

The Bank of Nova Scotia,	Cooperatieve Centrale Raiffeisen-
as Managing Agent	Boerenleenbank B.A., “Rabobank
One Liberty Plaza	International”, New York Branch, as Managing
New York, New York 10006	Agent
Attention: Michael Eden	245 Park Avenue
New York, New York 10167
Attention: Neetu Mohan

               Re: Reduction Notice

Ladies and Gentlemen:

               Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of June 11, 2004, by and among CGSF Funding Corporation (the “Seller”), McKesson Corporation, as servicer, the Conduit Purchasers from time to time party thereto, the Committed Purchasers from time to time party thereto, the Managing Agents from time to time party thereto and Bank One, NA (Main Office Chicago), as Collateral Agent (the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

               The Managing Agents are hereby notified of the following Aggregate Reduction:

Aggregate Reduction:	$[ ]
Proposed Reduction Date:	[ ]

II-A-1

Aggregate Reduction will be made in available funds (by 12:00 noon Chicago time) to:

Preferred Receivables Funding Corporation / Falcon Asset Securitization Corporation
Bank One N.A.
Chicago, IL 60670
ABA# 071000013
Account No. 7521-76830000
Reference: CGSF Funding Corporation

Blue Ridge Asset Funding Corporation
First Union National Bank
ABA#53000219
Account#2000010384921
Account Name: CP Liability Account
Ref: CGSF Funding Corporation/McKesson Corp.

Liberty Street Funding Corp.
The Bank of Nova Scotia — New York Agency
ABA# 026-002532
Account: Liberty Street Funding Corp.
Acct# 2158-13

Three Pillars Funding LLC
SunTrust Bank
Atlanta, Georgia
ABA#061000104
Account to be credited: Three Pillars Funding
Account No: 8800171236
Attn: Janice Taylor
Ref: McKesson

Gotham Funding Corporation
Bank of Tokyo-Mitsubishi Trust Company
ABA#026-009-687
Gotham Funding Corporation
Account# 310-035-147
Ref: Tax ID# 04-3226091

Nieuw Amsterdam Receivables Corporation
U.S. Bank Trust N.A.
ABA# 091-000-002
Account Name: MMI Central Cash Account
Account # 1731-0185-1827
FFC to Account # 7708-7081
Reference: NARCO // CGSF Funding Corporation/McKesson Corporation

II-A-2

               After giving effect to such Aggregate Reduction made on the Proposed Reduction Date, the Aggregate Capital is $[•].

Very truly yours,

CGSF FUNDING CORPORATION

By:

Name:
Title:

II-A-3

EXHIBIT III

PLACES OF BUSINESS OF THE SELLER PARTIES;

LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

	CGSF Funding Corporation	McKesson Corporation
Principal Place of Business	One Post Street San Francisco CA 94104	One Post Street San Francisco, CA 94104
Location of Records	One Post Street San Francisco, CA 94104 Customer and Financial Services 1220 Senlac Drive Carrollton, TX 75006	One Post Street San Francisco, CA 94104 Customer and Financial Services 1220 Senlac Drive Carrollton, TX 75006
FEIN	94-3269972	94-3207296

III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Bank Name	Account #	Type	Lock-Box #	Address
Bank of America	1233112374	Dallas LB	848442	P.O. Box 848442, Dallas, TX 75284
Bank of America	1233403137	Chicago LB	12748	12748 Collections Center Drive Chicago, IL 60693
Bank of America	1233403151	Los Angeles LB	57256	File 57256, Los Angeles, CA 90074
Bank of America	1233403156	Atlanta LB	409521	P.O. Box 409521, Atlanta, GA 30384
Bank of America	1233833656	Electronic LB	Wire Transfers
Mellon Bank	0047378	Electronic LB	ACH
US Bank	153655314687	Credit Card Receipts
Wachovia	2087300577322	Electronic LB	ACH
Wachovia	2087350090846	Electronic LB	ACH
Wachovia	2087360577346	Electronic LB	ACH
Wachovia	2087380577339	Electronic LB	ACH
Wachovia	2087390577374	Electronic LB	ACH
Wells Fargo	0755008	Electronic LB	ACH

IV-1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:	Bank One, NA (Main Office Chicago), Wachovia Bank, N.A., The Bank of Nova Scotia, SunTrust Capital Markets, Inc., BTM Capital Corporation and Rabobank, as Managing Agents

     This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of June 11, 2004 among CGSF Funding Corporation (the “Seller”), McKesson Corporation (the “Servicer”), the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time parties thereto and Bank One, NA (Main Office Chicago), as Collateral Agent for the Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement ”).

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected                      of Seller.

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ________ , _____.

Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: _______

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT

[On letterhead of Originator]

[Date]

[Lock-Box Bank/Concentration Bank/Depositary Bank]

     Re:  McKesson Corporation

Ladies and Gentlemen:

          Reference is hereby made to P.O. Box #________ in [city, state, zip code] (the “Lock-Box”) of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement] between you and McKesson Corporation (the “Company”) dated ______ (the “Agreement ”). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company’s checking account no._______ maintained with you in the name of the Company (the “Lock-Box Account ”).

          The Company hereby informs you that (i) pursuant to that certain Receivables Sale Agreement, dated as of June 25, 1999 between the Company and California Golden State Finance Company (“CGSF”), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to CGSF, (ii) pursuant to that certain Receivables Sale Agreement, dated as of June 25, 1999 between CGSF and CGSF Funding Corporation (the “Seller”), CGSF has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to the Seller and (iii) pursuant to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 11, 2004 (the “RPA”) among the Seller, the Company, the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time party thereto and Bank One, NA (Main Office Chicago) (“Bank One”), as collateral agent (in such capacity, the “Collateral Agent ”), the Seller has transferred all of its right, title and interest in and to, and control of, the Lock-Box and the Lock-Box Account to Bank One, as Collateral Agent. The Company, CGSF and the Seller hereby request that the name of the Lock-Box Account be changed to “CGSF Funding Corporation, an indirect subsidiary of McKesson Corporation.”

          The Company and the Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One in the form attached hereto as Annex A (the “Notice”), you shall comply with instructions originated by Bank One, as Collateral Agent, directing disposition of the funds in the Lock-Box and the Lock-Box Account without further consent of either the Company or the Seller. Notwithstanding the foregoing, the Collateral Agent hereby authorizes you to take instructions from the Company or the Seller, on behalf of the Collateral Agent, with respect to the funds delivered to the Lock-Box and/or on deposit in the

Lock-Box Account until such time as you receive the Notice. Following receipt of such Notice: (i) the name of the Lock-Box and the Lock-Box Account will be changed to “Bank One, NA, for itself and as Collateral Agent” (or any designee of Bank One) and the Collateral Agent will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and none of the Company, the Seller nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Collateral Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Collateral Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Collateral Agent, (v) you will not take any direction or instruction with respect to the Lock-Box, the Lock-Box Account or any monies or funds on deposit therein under any circumstance from the Company, the Seller or any affiliate thereof without the prior written consent of the Collateral Agent and (vi) copies of all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to the Collateral Agent at the following address:

Bank One, NA
Suite 0596, 21st Floor
1 Bank One Plaza
Chicago, Illinois 60670
Attention:  Credit Manager, Asset Backed
                  Securities Division

          Moreover, upon such notice, Bank One for itself and as Collateral Agent will have all rights and remedies given to the Company (and CGSF and the Seller, as the Company’s assignees) under the Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as Collateral Agent, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or the Seller, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          You hereby agree that you are a “bank” within the meaning of Section 9-102 of the Uniform Commercial Code as is in effect in the State of New York (the “UCC”), that the Lock-Box Account constitutes a “deposit account” within the meaning of Section 9-102 of the UCC and that this letter agreement shall constitute an “authenticated record” for purposes of, and the Company and the Seller hereby grant to and confer upon the Collateral Agent “control” of the Lock-Box Account as contemplated in, Section 9-104 (and similar and related provisions) of the UCC. You hereby represent that you have not entered into any agreement that grants to or confers upon any other party control of the Lock-Box or the Lock-Box Account and you agree that you will not enter into any such agreement during the term of this letter agreement.

          The parties acknowledge that you may assign or transfer your rights and obligations hereunder to a wholly-owned subsidiary of Bank One Corporation.

          THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

McKESSON CORPORATION

By:

Name:
Title:

CGSF FUNDING CORPORATION

By:

Name:
Title:

Acknowledged and agreed to
this ____ day of ___________

[COLLECTION BANK]

By:

Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO),
as Collateral Agent

By:

Name:
Title:

ANNEX A

FORM OF NOTICE

[On letterhead of Bank One]

,

[Collection Bank/Depositary Bank/Concentration Bank]

     Re:  McKesson Corporation

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among McKesson Corporation, CGSF Funding Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number [___] (the “Lock-Box Account ”) maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to ___.] You have further agreed to perform all other services you are performing under that certain agreement dated [___] between you and McKesson Corporation on our behalf.

          We appreciate your cooperation in this matter.

Very truly yours,

BANK ONE, NA (MAIN OFFICE CHICAGO)
(for itself and as Collateral Agent)

By:

Name:
Title:

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT is entered into as of the [                    ] day of [[                                        ,                     ], by and between                                          (“Seller”) and                                          (“Purchaser”).

PRELIMINARY STATEMENTS

     A. This Assignment Agreement is being executed and delivered in accordance with Section 11.1(b) of that certain Amended and Restated Receivables Purchase Agreement dated as of June 11, 2004 by and among CGSF Funding Corporation, as Seller, McKesson Corporation, as Servicer, the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time parties thereto and Bank One, NA (Main Office Chicago), as Collateral Agent for the Purchasers (as amended, modified or restated from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

     B. The Seller is a Committed Purchaser party to the Purchase Agreement, and the Purchaser wishes to become a Committed Purchaser thereunder; and

     C. The Seller is selling and assigning to the Purchaser an undivided                                         % (the “Transferred Percentage”) interest in all of Seller’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Seller’s Commitment, the Seller’s obligations under [describe applicable Liquidity Agreement] and (if applicable) the Capital of the Seller’s Purchaser Interests as set forth herein;

     The parties hereto hereby agree as follows:

     1. This sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Collateral Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Collateral Agent to the Conduit Purchasers, the Seller and the Purchaser. From and after the Effective Date, the Purchaser shall be a Committed Purchaser party to the Purchase Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

     2. If the Seller has no outstanding Capital under the Purchase Agreement, on the Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of the Seller’s future funding obligations under Section 4.1 of the Purchase Agreement.

VII-1

     3. If the Seller has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of the Seller, on the Effective Date the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of the Seller’s Purchaser Interests (such amount, being hereinafter referred to as the “Purchaser’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to the Purchaser’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of the Purchaser’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Purchaser’s Acquisition Cost”);

whereupon, the Seller shall be deemed to have sold, transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller’s Commitment and the Capital of the Seller’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of the Seller’s future funding obligations under Section 4.1 of the Purchase Agreement.

     4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Purchase Agreement.

     5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     6. By executing and delivering this Assignment Agreement, the Seller and the Purchaser confirm to and agree with each other, the Collateral Agent and the Committed Purchasers as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchaser, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) the Purchaser will, independently and without reliance upon the Collateral Agent, the Conduit Purchasers, the Seller or any other Committed Purchaser or Purchaser and based on such documents and information as it shall deem appropriate at the time,

VII-2

continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) the Purchaser appoints and authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser appoints and authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the Transaction Documents, are required to be performed by it as a Committed Purchaser or, when applicable, as a Purchaser.

     7. Each party hereto represents and warrants to and agrees with the Collateral Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1 and 14.6 thereof.

     8. Schedule I hereto sets forth the revised Commitment of the Seller and the Commitment of the Purchaser, as well as administrative information with respect to the Purchaser.

     9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10. The Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of the Conduits, it will not institute against, or join any other Person in instituting against, any Conduit, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

VII-3

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[SELLER]

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS

Date:                                         ,

Transferred Percentage:                     %

	A-1	A-2	B-1	B-2
Seller	Commitment [existing]	Commitment [revised]	Outstanding Capital (if any)	Ratable Share

		A-1	B-1	B-2
Purchaser		Commitment [initial]	Outstanding Capital (if any)	Ratable Share

Address for Notices

Attention:
Phone:
Fax:

VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO: , Seller

TO: , Purchaser

     The undersigned, as Collateral Agent under the Amended and Restated Receivables Purchase Agreement dated as of June 11, 2004 by and among CGSF Funding Corporation, as Seller, McKesson Corporation, as Servicer, the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time parties thereto and Bank One, NA (Main Office Chicago), as Collateral Agent for the Purchasers, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of                                         ,                      between                                         , as Seller, and                                         , as Purchaser. Terms defined in such Assignment Agreement are used herein as therein defined.

     1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be                                         ,                     .

     2. The Managing Agent, on behalf of the affected Conduits, hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Purchase Agreement.

VII-6

     [3. Pursuant to such Assignment Agreement, the Purchaser is required to pay $                     to the Seller at or before 12:00 noon (local time of the Seller) on the Effective Date in immediately available funds.]

Very truly yours,

BANK ONE, NA (Main Office Chicago), individually and as Collateral Agent [and a Managing Agent]

By:
Title:

VII-7

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

Attached.

VIII-1

EXHIBIT IX

FORM OF CONTRACT(S)

Attached.

IX-1

EXHIBIT X

FORM OF MONTHLY REPORT

Attached.

X-1

EXHIBIT XI

FORM OF JOINDER AGREEMENT

     Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of June 11, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement ”), among CGSF Funding Corporation (the “Seller”), McKesson Corporation, as initial Servicer (together with its successors and assigns, the “Servicer”), the “Conduit Purchasers” from time to time party thereto, the “Committed Purchasers” from time to time party thereto, the “Managing Agents” from time to time party thereto and Bank One, NA (Main Office Chicago), as collateral agent (the “Collateral Agent”). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

                                                                  (the “New Managing Agent”),                                          (the “New Conduit Purchaser”),                                          (the “New Committed Purchaser[s]”; and together with the New Managing Agent and New Conduit Purchaser , the “New Purchaser Group”), the Seller, the Servicer and the Collateral Agent agree as follows:

     1. Pursuant to Section 12.3 of the Agreement, the Seller has requested that the New Purchaser Group agree to become a “Purchaser Group” under the Agreement.

     2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Collateral Agent and (ii) the date of this Joinder Agreement.

     3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit Purchaser and the New Committed Purchaser[s] confirms to and agrees with each other party to the Agreement that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Collateral Agent, the other Managing Agents, the other Purchasers or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any Transaction Document; (iii) it appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Agreement, the Transaction Documents, the Receivables, the Related Security and the Collections; (iv) it will perform all of the obligations which by the terms of the Agreement and the Transaction Documents are required to be performed by it as a Managing Agent, a Conduit Purchaser and a Committed Purchaser, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; and (vi) it is duly authorized to enter into this Joinder Agreement.

     4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit Purchaser and the New Committed Purchaser[s] shall join in and be a party to the Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit Purchaser and a Committed Purchaser, respectively, under the Agreement.

     5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     6. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule I hereto.

Schedule I
to
Joinder Agreement

Dated                                          , 20

Section 1.

     The “CP Rate” for any Tranche Period for any Purchaser Interest owned by the New Conduit Purchaser is [                                        ].

     The “LIBO Rate” for any Tranche Period for any Purchaser Interest funded by any member of the New Purchaser Group is [                                        ].

     The “Base Rate” for any Tranche Period for any Purchaser Interest owned by the New Purchaser Group is [                                        ].

Section 2.

     The “Commitment[s]” with respect to the New Committed Purchaser[s] [is][are]:

[New Committed Purchaser]	$[ ]

NEW CONDUIT PURCHASER:	[NEW CONDUIT PURCHASER]

By:
Name:
Title:

Address for notices:
[Address]

NEW COMMITTED PURCHASER[S]:	[NEW COMMITTED PURCHASER]

By:
Name:
Title:

Address for notices:
[Address]

NEW MANAGING AGENT:	[NEW MANAGING AGENT]

By:
Name:
Title:

Address for notices:
[Address]

Consented to this                      day of                                         , 20                     by:

CGSF FUNDING CORPORATION
   as Seller

By:
      Name:
      Title:

MCKESSON CORPORATION
   as Servicer

By:
      Name:
      Title:

BANK ONE, NA (MAIN OFFICE CHICAGO), as Collateral Agent

By:
      Name:
      Title:

[SIGNATURE BLOCK FOR EACH MANAGING AGENT]
   as a Managing Agent

By:
Name:
Title:

SCHEDULE A

PURCHASER GROUPS AND COMMITMENTS

Purchaser				Purchaser Group
Group	Conduit Purchaser(s)	Committed Purchaser(s)	Commitment(s)	Limit

Bank One Purchaser	Preferred Receivables	Bank One, NA (Main	$500,000,000	$500,000,000
Group	Funding Corporation	Office Chicago)

	Falcon Asset Securitization
	Corporation

Wachovia Purchaser	Blue Ridge Funding	Wachovia Bank, National	$300,000,000	$300,000,000
Group	Corporation	Association

Scotia Purchaser Group	Liberty Street Funding Corp.	The Bank of Nova Scotia	$300,000,000	$300,000,000

SunTrust Purchaser Group	Three Pillars Funding LLC	Three Pillars Funding LLC	$100,000,000	$100,000,000

BTM Purchaser Group	Gotham Funding Corporation	The Bank of	$100,000,000	$100,000,000
		Tokyo-Mitsubishi Ltd.,
		New York Branch

Rabobank Purchaser	Nieuw Amsterdam Funding	Cooperatieve Centrale	$100,000,000	$100,000,000
Group	Corporation	Raiffeisen-Boerenleenbank
		B.A., “Rabobank
		International”, New York
		Branch

A-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED
ON OR PRIOR TO THE EFFECTIVE DATE

Document		Responsible Party

Amended and Restated Receivables Sale Agreement between McKesson, as seller and California Golden State Finance Company, as buyer		SABW

Exhibit I	Definitions	SABW

Exhibit II	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names	McKesson

Exhibit III	Lock-Boxes; Collection Accounts; Collection Banks	McKesson

Exhibit IV	Form of Compliance Certificate	SABW

Exhibit V	Credit and Collection Policy	McKesson

Amended and Restated Receivables Sale Agreement between California Golden State Finance Company, as seller and the CGSF Funding Corporation, as buyer		SABW

Exhibit I	Definitions	SABW

Exhibit II	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names	McKesson

Exhibit III	Lock-Boxes; Collection Accounts; Collection Banks	McKesson

Exhibit IV	Form of Compliance Certificate	SABW

Exhibit V	Credit and Collection Policy	McKesson

Amended and Restated Receivables Purchase Agreement (the “RPA”) among CGSF Funding Corporation, as Seller, McKesson, as Servicer, the Conduit Purchasers from time to time party thereto, the Committed Purchasers from time to time party thereto, the Managing Agents from time to time party thereto and Bank One, as Collateral Agent		SABW

Exhibit I	Definitions	SABW

Exhibit II	Form of Purchase Notice	SABW

Exhibit II-A	Form of Reduction Notice	SABW

Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)	McKesson

Exhibit IV	Names of Collection Banks; Collection Accounts	McKesson

Exhibit V	Form of Compliance Certificate	SABW

Exhibit VI	Form of Collection Account Agreement	SABW

Exhibit VII	Form of Assignment Agreement	SABW

Exhibit VIII	Credit and Collection Policy	McKesson

Exhibit IX	Form of Contract	McKesson

Exhibit X	Forms of Monthly Report	Bank One / McKesson

Exhibit XI	Form of Joinder Agreement	SABW

Schedule A	Commitments	SABW

Schedule B	Documents to be Delivered to the Managing Agents on or prior to the Effective Date	SABW

Articles of Incorporation of Seller, certified by the Secretary of State of Delaware		McKesson

Good Standing Certificates for Seller issued by the Secretary of State of the States of California and Delaware		McKesson

Certificate of the Secretary of Seller certifying (i) a copy of the Articles of Incorporation of Seller (attached thereto), (ii) a copy of the By-Laws of Seller (attached thereto), (iii) a copy		McKesson

B-1

Document	Responsible Party

of the written consent of the board of directors of Seller (attached thereto) authorizing the execution, delivery and performance of the RPA and each other document to be executed and delivered by it in connection therewith, and (iv) the names and signatures of the officers authorized on its behalf to execute the RPA and any other documents to be delivered by it in connection therewith

Certificate of Incorporation of McKesson certified by the Secretary of State of Delaware.	McKesson

Good Standing Certificate for McKesson issued by the Secretary of State of the States of Delaware and California.	McKesson

Certificate of the Secretary of McKesson certifying (i) a copy of the Articles of Incorporation of McKesson (attached thereto), (ii) a copy of the By-Laws of McKesson (attached thereto), (iii) a copy of the written consent of the board of directors of McKesson (attached thereto) authorizing the execution, delivery and performance of the RPA and any other documents to be delivered by it in connection with such agreements, and (iv) the names and signatures of the officers authorized on its behalf to execute the RPA and any other documents, instruments and agreements to be delivered by it in connection with such agreements.
McKesson

Certificate of Incorporation of California Golden State Finance Company (“CGSF”) certified by the Secretary of State of California	McKesson

Good Standing Certificate for CGSF issued by the Secretary of State of California	McKesson

Certificate of the Secretary of CGSF certifying (i) a copy of the Articles of Incorporation of CGSF (attached thereto), (ii) a copy of the By-Laws of CGSF (attached thereto), (iii) a copy of the written consent of the board of directors of CGSF (attached thereto) authorizing the execution, delivery and performance of the Tier One Receivables Sale Agreement, the Tier Two Receivables Sale Agreement and any other documents to be delivered by it in connection with such agreements, and (iv) the names and signatures of the officers authorized on its behalf to execute the Tier One Receivables Sale Agreement, the Tier Two Receivables Sale Agreement and any other documents, instruments and agreements to be delivered by it in connection with such agreements
McKesson

UCC Lien Search Reports in respect of filings made against McKesson (including tradenames).	SABW

Tax Lien and Judgment Search Reports in respect of filings made against McKesson	SABW

UCC Lien Search Reports in respect of filings made against CGSF (including tradenames)	SABW

Tax Lien and Judgment Search Reports in respect of filings made against CGSF	SABW

UCC Lien Search Reports in respect of filings made against Seller	SABW

Tax Lien and Judgment Search Reports in respect of filings made against the Seller	SABW

Opinion of Ivan D. Meyerson, Executive Vice President and General Counsel and Secretary of McKesson relating to corporate matters and noncontravention	McKesson

Opinion of Bingham McCutchen LLP, counsel to McKesson relating to, among other things, corporate matters, enforceability and creation, perfection and priority of security interests.	Bingham

B-2

Document	Responsible Party

Opinion of Bingham McCutchen LLP, counsel to McKesson, relating to true sale and nonconsolidation issues.	Bingham

Fourth Amended and Restated Fee Letter among Seller, McKesson, the Managing Agents and the Collateral Agent	SABW

Upfront Fee Letter among Seller, McKesson, SunTrust, BTM and Rabobank	SABW

B-3